SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Hecla Mining Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

March 25, 2011

Dear Fellow Shareholders:

     On behalf of your Board of Directors and management, I am pleased to invite you to attend the Annual Meeting of Shareholders of Hecla Mining Company to be held on Tuesday, May 3, 2011, at 10:30 a.m., Mountain Daylight Time, at The Grove Hotel, located at 245 S. Capitol Blvd., Boise, Idaho. The Corporate Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters expected to come before the meeting.

     To expedite your receipt of our proxy materials, while lowering the costs for printing and delivery, as well as reducing the environmental impact, we strongly encourage you to sign up for electronic delivery of future proxy materials. For more information, please see “Electronic Delivery of Proxy Materials, Annual Reports, News Releases and Documents Filed with the Securities and Exchange Commission” on page 2 of the Proxy Statement or the instructions included on your voting instructions or proxy card.

     It is important that your shares be represented at our Annual Meeting of Shareholders, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. This is particularly true because brokers are not allowed to vote on non-routine matters, which now include the elections of directors and the approval of executive compensation matters, without shareholder instructions. Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement or on your proxy card. A self-addressed envelope is enclosed for your convenience in returning the proxy card. No postage is required if mailed in the United States.

     We sincerely hope you will be able to attend and participate in our Annual Meeting of Shareholders. We welcome the opportunity to meet with many of you and give you a firsthand report on our progress. On behalf of your Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Phillips S. Baker, Jr.
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on May 3, 2011:

This Proxy Statement, a sample of the form of proxy card sent or given to shareholders by Hecla Mining Company and the 2010 Annual Report to Shareholders
are available at http://www.hecla-mining.com

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held at The Grove Hotel located at 245 S. Capitol Blvd., Boise, Idaho, on Tuesday, May 3, 2011, at 10:30 a.m., Mountain Daylight Time, for the following purposes:

1.	To vote on the election of the two nominees nominated by the Board of Directors for election as directors of Hecla Mining Company, to serve for a three-year term or until their respective successors are elected;

2.	Advisory vote on executive compensation;

3.	Advisory vote on frequency of executive compensation vote;

4.	To ratify the selection of BDO USA, LLP, as our independent registered public accounting firm for 2011; and

5.	To act upon all other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 7, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting of Shareholders and at any adjournment thereof. We are not currently aware of any other business to be brought before the Annual Meeting of Shareholders.

     A list of shareholders eligible to vote will be available at Hecla’s corporate offices, located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho, beginning April 22, 2011. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting of Shareholders.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

 March 25, 2011

Note to Beneficial Owners. To our beneficial owners, please note that New York Stock Exchange and Securities and Exchange Commission rule changes no longer permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to uncontested elections of directors and the vote on executive compensation. You must instruct your bank, broker or nominee how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for the election of directors and for the advisory vote on executive compensation and the frequency of voting on executive compensation. Please refer to the accompanying notice and Proxy Statement for additional information regarding each of the proposals and the Annual Meeting of Shareholders.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 3, 2011

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HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 3, 2011
10:30 a.m. Mountain Daylight Time
___________

     This Proxy Statement is being furnished by the Board of Directors (“Board”) of Hecla Mining Company, a Delaware corporation (“we,” “our,” “us,” “Hecla,” or the “Company”), to holders of shares of Hecla’s common stock, par value $0.25 per share, in connection with the soliciting of proxies to be voted at our Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011, at 10:30 a.m., Mountain Daylight Time, and any adjournment thereof (“Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Grove Hotel, located at 245 S. Capitol Blvd., Boise, Idaho.

     This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

     These proxy materials, together with the Company’s 2010 Annual Report to Shareholders, were mailed on or about March 25, 2011, to shareholders entitled to vote at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Advice to Beneficial Holders of Shares of Common Stock

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF THE COMPANY, SINCE MANY SHAREHOLDERS HOLD SHARES THROUGH THEIR BROKER OR OTHER NOMINEE AND DO NOT HOLD SHARES IN THEIR OWN NAME.

     Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies submitted by shareholders whose names appear on the records of the Company as the registered holders of shares of common stock can be recognized and acted upon at our Annual Meeting. If shares of common stock are listed in an account statement provided to a shareholder by a broker or other nominee, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the records of the Company and are most likely registered under the names of the shareholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms). Beneficial shareholders should ensure that instructions for voting their shares of common stock with respect to the election of directors, approval of executive compensation, and frequency of executive compensation votes are communicated to the appropriate person, as without specific instructions, brokers and/or nominees are prohibited from voting shares for their clients on such matters.

     Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless the beneficial shareholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our Annual Meeting. The form of proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the form of proxy provided to registered shareholders by us. However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) (formerly, ADP Investor Communication Services in the United States and Independent Investor Communications Company in Canada). Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders, and the beneficial shareholders return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions on the voting of shares to be represented at our Annual Meeting. A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of our common stock directly at our Annual Meeting – the proxy must be returned to Broadridge well in advance of our Annual Meeting in order to have the shares of common stock voted.

     Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our Annual Meeting and vote his or her shares of common stock.

Electronic Delivery of Proxy Materials, Annual Reports, News Releases and Documents Filed with the Securities and Exchange Commission

     If you are a shareholder of record, you may request and consent to electronic delivery of future proxy materials by following the instructions on your proxy card or by visiting our website at http://www.hecla-mining.com under “Investors” and selecting the “AR & Proxy Materials” icon and following the instructions. If your shares are held in street name, please contact your broker, bank or other nominee and ask about the availability of electronic delivery. If you select electronic delivery, we will discontinue mailing the proxy materials to you beginning next year and you will be sent an email message notifying you of the Internet address or addresses where you may access the proxy materials. Your consent to electronic delivery will remain in effect until you revoke it. If you selected electronic delivery last year, we will not mail the proxy materials to you this year and you will receive an email message with the Internet address where you may access the proxy materials for the current year. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources.

     Shareholders may also elect to receive notice of filings with the Securities and Exchange Commission (“SEC”) by the Company, annual reports and news releases by email. You may sign up for this service by visiting our website at http://www.hecla-mining.com and selecting the “Email Updates” icon on our home page.

Annual Report

     Our Annual Report to Shareholders, consisting of our Form 10-K for the year ended December 31, 2010, and other information, is being made available to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of our Annual Report for the calendar year ended December 31, 2010, without cost, by written or oral request to:

Hecla Mining Company
Attention: Jeanne DuPont
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
Telephone: 208-769-4100

     You can also access our SEC filings, including our Annual Reports on Form 10-K, and all amendments thereto, on the SEC website at http://www.sec.gov/edgar.shtml or on our website at http://www.hecla-mining.com.

Purpose of the Annual Meeting

     The Board of Directors is soliciting your vote to:

1.	Elect the two nominees nominated by the Board of Directors for election as directors of Hecla Mining Company, to serve for a three-year term or until their respective successors are elected;

2.	Approve an advisory resolution on the Company’s executive compensation;

3.	Advise the Company on the frequency of shareholder advisory votes on the Company’s executive compensation;

4.	Ratify the selection of BDO USA, LLP, as our independent registered public accounting firm for 2011; and

5.	Transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

Proxies

     A “proxy” is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Phillips S. Baker, Jr., our President and Chief Executive Officer, and Michael B. White, our Corporate Secretary, as proxies for the Annual Meeting.

     When you sign the proxy card, you appoint Phillips S. Baker, Jr., and Michael B. White as your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or at any adjournment) as you have instructed them on your proxy card or, if no instruction is given, as set forth in the following paragraph. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

     Properly signed and dated proxies received by us prior to or at the Annual Meeting will be voted as instructed on the proxies or, in the absence of such instruction:

     (i) FOR the election to the Board of Directors of Phillips S. Baker, Jr., and Dr. Anthony P. Taylor, the persons nominated by the Board;

     (ii) FOR the approval of the advisory vote on our executive compensation;

     (iii) FOR the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2011; and

     (iv) in accordance with the best judgment of the persons named in the proxy on any other matter which may properly come before the Annual Meeting.

     If no voting instructions are given with respect to the advisory vote on the frequency of shareholder advisory votes on the Company’s executive compensation, your shares will not be voted on that matter.

     We are not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters come before the Annual Meeting for a shareholder vote, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion.

Revoking a Proxy

     If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:
  By sending a written notice of revocation to our Corporate Secretary, if such notice is received prior to the vote at the Annual Meeting, at our principal executive offices:
Hecla Mining Company
Attn: Corporate Secretary
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408
  By submitting a later-dated proxy to our Corporate Secretary prior to the vote at the Annual Meeting; or

  By voting in person at the Annual Meeting.
     If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

     We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account, but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request and present a legal proxy from the registered owner to vote at the meeting.

Record Date, Shares Outstanding and Quorum

     Holders of record of our common stock at the close of business on March 7, 2011 (the “Record Date”) are entitled to vote on all matters presented at the Annual Meeting. As of the Record Date, 279,181,448 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote. Shares of our common stock that are held by us in our treasury are not counted as shares outstanding and will not be voted.

     A quorum must be present in order for business to be conducted at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the Record Date. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on the particular proposal.

     All shares of our common stock owned by you as of the close of business on the Record Date may be voted by you or by your nominee pursuant to your instruction. These shares include: (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, financial institution or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Broker Non-votes

     Brokers, financial institutions or other nominees holding shares in street name for their customers are generally required to vote the shares in the manner directed by their customers. If their customers do not give instructions, brokers may vote the shares on routine matters, but not on non-routine matters. Even though the election of directors under this Proxy Statement is uncontested, the election of directors is considered a “non-routine” matter, as are the advisory votes on executive compensation and the frequency of such votes, and brokers may not vote shares held in street name for their customers in relation to these proposals. The appointment of our independent registered public accounting firm for calendar year 2011 is considered a “routine” matter and brokers are permitted to vote shares held in street name for their customers on this item.

Votes Required for the Proposals

     Under New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is only permitted to exercise its discretion to vote your shares on certain “routine” matters. Proposal 1 (Election of Directors), Proposal 2 (Advisory Resolution on Executive Compensation), and Proposal 3 (Advisory Vote on Frequency of Executive Compensation Vote), are not “routine” matters, whereas Proposal 4 (Ratification of appointment of BDO USA, LLP) is a “routine” matter. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposals 2 and 3, your broker is not permitted to exercise discretion and is not permitted to vote your shares on such matters. This is called a “broker non-vote.”

     Proposal 1 - Election of Directors. Each director will be elected by a majority of votes cast at the Annual Meeting. A majority of votes cast means that the number of votes cast “FOR” a director exceeds the number of votes cast “AGAINST” a director. Abstentions and broker non-votes will have no effect on the election of directors because only votes “FOR” or “AGAINST” a nominee will be counted.

     You may vote “FOR” or “AGAINST” the nominees for election as directors, or you may “ABSTAIN” from voting for one or more of the nominees.

     Proposal 2 - Advisory vote on Executive Compensation. The advisory vote on executive compensation will require the affirmative vote of a majority of outstanding shares of our common stock, present in person, or by proxy, at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Even though your vote is advisory and therefore will not be binding on the Company, the Board’s Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

     You may vote “FOR,” “AGAINST” or “ABSTAIN” from the proposal to approve the compensation of our named executive officers.

     Proposal 3 - Advisory vote on Frequency of Executive Compensation Vote. The frequency of the advisory vote on executive compensation receiving the greatest number of votes (every one year, every two years, or every three years) will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will not affect the outcome of voting on this proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Even though your vote is advisory and therefore will not be binding on the Company, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

     You may vote to have the advisory vote held every “ONE,” “TWO” or “THREE” years, or you may “ABSTAIN.”

     Proposal 4 - Ratification of selection of BDO USA, LLP. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, the Board feels that it is important for the shareholders to approve the selection of BDO USA, LLP. The affirmative vote of a majority of the outstanding shares of our common stock, present in person, or by proxy, at the Annual Meeting is required to approve the ratification of the selection of BDO USA, LLP, as our independent registered public accounting firm for 2011. Abstentions and broker non-votes will have the effect of a vote against the proposal.

     You may vote “FOR,” “AGAINST,” or “ABSTAIN” from the proposal to ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for 2011.

     Discretionary voting by proxies on other matters. Aside from the election of two directors, advisory vote on executive compensation, advisory vote on the frequency of executive compensation voting, and the ratification of the selection of BDO USA, LLP, we do not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion. No other proposals have been timely submitted in accordance with our Bylaws.

Board of Directors Recommendations

     Our Board recommends that you vote your shares:

1.	FOR the election of Phillips S. Baker, Jr., and Dr. Anthony P. Taylor, the nominees of the Board of Directors, to the Board;

2.	FOR the approval of the advisory resolution on our executive compensation;

3.	FOR the selection of BDO USA, LLP, as our independent registered public accounting firm for 2011.

     The Board is not making a recommendation on how shareholders should vote with respect to the frequency of an advisory vote on our executive compensation. The Board would like to first consider the views of shareholders before making a determination.

“Shareholder of Record” versus “Beneficial Owner”

     Most of our shareholders hold their shares through a broker, financial institution or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a financial institution or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, financial institution or other nominee, which is considered with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain and present a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the shareholder of record with voting instructions, your shares may constitute broker non-votes on certain matters.

How to Vote

To vote by mail:
  Mark, sign and date your proxy card; and

  Return your proxy card in the enclosed postage-paid envelope.

To vote over the Internet:
  Have your proxy card available;

  Log on to the Internet and visit the website noted on your proxy card (www.proxyvote.com);

  Follow the instructions provided; and

  Do not mail your proxy card.
To vote by telephone:
  Have your proxy card available;

  Call the toll-free number listed on your proxy card (1-800-690-6903);

  Follow the recorded instructions; and

  Do not mail your proxy card.

To vote in person if you are a registered shareholder of record:
  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Deliver your completed proxy card or ballot in person.
To vote in person if you hold your shares in “street name” (through a broker, financial institution or other nominee):
  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Obtain from your broker, financial institution or other nominee a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.
To vote your 401(k) Plan shares:

     If you participate in the Hecla Mining Company Capital Accumulation Plan and hold shares of our common stock in your plan account as of the Record Date, you will receive a request for voting instructions from the plan trustee (“Vanguard”) with respect to your plan shares. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m., Eastern Daylight Time, on May 2, 2011, the Hecla shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by filing with Vanguard either a written notice of revocation or a properly executed proxy bearing a later date prior to the deadline for voting plan shares. If you hold your Hecla shares outside of the plan, you will vote those shares separately.

Inspectors of Election

     Representatives of Broadridge will receive and tabulate proxies, act as independent Inspectors of Election, supervise the voting, decide the validity of proxies, and certify their count of all votes and ballots. Broadridge has been instructed that the vote of each shareholder must be kept confidential and may not be disclosed (except in the event of legal proceedings or, in the event of a contested proxy solicitation, to permit the solicitation of the votes of undecided shareholders). We will announce the voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation

     We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, assembling, printing, mailing and distributing these proxy materials. We have hired Broadridge to assist us in mailing these proxy materials. Additionally, we may hire a proxy solicitor to help reach the quorum requirement or to assist in acquiring votes “FOR” each of the proposals. We will pay a reasonable fee in relation to these services. Solicitations may be made personally or by mail, facsimile, telephone, or via the Internet. However, if you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges you may incur. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of common stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

Hecla’s Transfer Agent

     Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
800-937-5449

Householding of Proxy Materials

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of our proxy materials is sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our proxy materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate copy of our proxy materials for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, either by written request or by phone at the address and phone number listed above. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of our proxy materials in the future.

Direct Registration

     The Direct Registration System (“DRS”) is a system that allows your shares in Hecla to be held in your name in book-entry form, without having a physical certificate issued. You retain full ownership of your shares, and you have the same rights and privileges as holders of shares held in certificate form. You may request a physical certificate at any time, although it is generally easier and more efficient to maintain your shares in non-certificated form. The benefits of DRS are:

  Provides accurate, quick and cost-efficient transfers between our transfer agent and your broker/dealer;

  Ensures secure electronic transfer of your securities;

  Reduces the risk with physical certificates being processed, including turnaround delays, mail losses and risks associated with stolen, forged or counterfeit securities;

  You will receive a periodic annual statement, either from your brokerage firm or our transfer agent. Unlike a physical security, if you lose the statement, it’s easy to get another one; and

  It is generally safer to own your shares in book-entry form because there are no certificates to be stolen, lost or destroyed. There is also no need to rent a safe-deposit box or other safe place to keep the certificates, and you do not have to send them in the mail or insure them.
      You can contact our transfer agent, American Stock Transfer & Trust Company at the address and telephone number listed above for more information on DRS.

PROVISIONS OF HECLA’S BYLAWS WITH
RESPECT TO SHAREHOLDER PROPOSALS AND
NOMINATIONS FOR ELECTION AS DIRECTORS

      You may submit proposals for consideration at future annual shareholder meetings, including director nominations as follows:

Shareholder proposals at the 2012 Annual Meeting of Shareholders

      Our Bylaws establish procedures governing the eligibility of nominees for election to our Board, and the proposal of business to be considered by our shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)
As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in our Proxy Statement as a nominee and to serve as a director if elected;

(b)
As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in our Proxy Statement, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

	(i)	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

	(ii)	the class and number of shares of the Company, which are owned beneficially, and of record by such shareholder or beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2012 Annual Meeting of Shareholders is January 4, 2012 (the 120th day preceding the anniversary of the 2011 Annual Meeting) to February 3, 2012 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholder proposals to be included in next year’s Proxy Statement

     In addition to the foregoing section, we will comply with Rule 14a-8 under the Exchange Act with respect to any shareholder proposals that meet that rule’s requirements. We will review shareholder proposals intended to be included in our Proxy Statement for the 2012 Annual Meeting of Shareholders which are received by us at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, no later than November 19, 2011. Such proposals must be submitted in writing and should be sent to the attention of our Corporate Secretary.

     You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Identifying and Evaluating Nominees for Directors

     General Principles and Procedures. The Corporate Governance and Directors’ Nominating Committee (“Committee”) uses a variety of methods for identifying and evaluating nominees for director. The Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of our business. In the event vacancies are anticipated, or arise, the Committee considers various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the Board for election at the next annual meeting of shareholders.

     We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board’s ability to work as a collective body, while giving us the benefit of familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, the process for identifying nominees reflects our practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board, and who consent to continue their service on the Board.

     The Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations. Board members should possess such attributes and experience as are necessary for the Board as a whole to contain a broad range of personal characteristics, including diversity of backgrounds; management skills; mining; accounting; finance; and business experience. Directors should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary to ensure good corporate governance is practiced.

     In general, and as more fully outlined in our Bylaws and Corporate Governance Guidelines, in evaluating director candidates for election to our Board, the Committee will: (i) consider if the candidate satisfies the minimum qualifications for director candidates as set forth in the Corporate Governance Guidelines; (ii) consider factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; (iii) consider the contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board desires to have represented, with such diversity being considered among the other desirable attributes of the Board; (iv) assess the performance of an incumbent director during the preceding term; (v) consider each candidate’s ability to devote sufficient time and effort to his or her duties as a director; (vi) consider a candidate’s independence and willingness to consider all strategic proposals; (vii) any other criteria established by the Board and any core competencies or technical expertise necessary to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties; and (viii) determine whether there exists any special, countervailing considerations against nomination of the candidate.

Shareholder Nominees

     The Committee will consider persons recommended by shareholders as nominees for election as directors. Our Bylaws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth on page 9. Shareholders who wish to submit a proposed nominee to the Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth on page 10. The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Committee will consider shareholder nominees on the same terms as nominees selected by the Committee.

     Regardless of how a candidate is brought to the Committee, qualified candidates are subjected to one or more interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Director Qualifications, Evaluation, and Nomination

     The Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In connection with the director nominees who are up for re-election at the Annual Meeting, the Committee also considered the nominees’ roles in: (i) overseeing the Company’s efforts in complying with its SEC disclosure requirements; (ii) assisting in improving the Company’s internal controls and disclosure controls; (iii) assisting with the strategic plan of the Company; and (iv) working with management to implement the strategic plan and mission statement. Directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning.

     Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance, executive management, accounting, finance, mining, and board service. The Committee has reviewed the nominees’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director; business experience; director positions held currently or at any time during the last five years; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experience, qualifications, attributes or skills that caused the Corporate Governance and Directors’ Nominating Committee and the Board to determine that the person should serve as a director for the Company.

PROPOSAL 1 – ELECTION OF DIRECTORS

     Our current Bylaws require the Board to have not less than five nor more than nine members. The size of the Board may be increased or decreased within that range from time to time by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of eight directors.

     In accordance with our Certificate of Incorporation, the Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are three directors whose terms will expire at the Annual Meeting, namely Messrs. Phillips S. Baker, Jr., David J. Christensen and Dr. Anthony P. Taylor.

     At a meeting of the Corporate Governance and Directors’ Nominating Committee held in February 2011, Mr. Christensen announced that he would not be seeking an additional term on the Board. Mr. Christensen previously served as a director for the Company from May 2002 to October 2002, when he was elected to the Board by preferred shareholders in May 2002. He was then re-appointed to Hecla’s Board in August 2003.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2011, the Corporate Governance and Directors’ Nominating Committee determined that the two remaining directors whose terms are expiring were qualified candidates and recommended to the Board that they stand for re-election at the Annual Meeting.

     The Board designated Phillips S. Baker, Jr., and Dr. Anthony P. Taylor as nominees for election as directors of the Company, each for a three-year term expiring in 2014.

     It is intended that the proxies solicited hereby from our shareholders that do not provide voting instructions will be voted FOR the election of Phillips S. Baker, Jr., and Dr. Anthony P. Taylor. The Board knows of no reason why the nominees will be unable or unwilling to accept election. However, if any nominee becomes unable or is unwilling to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies that do not provide voting instructions will be voted in favor of such nominees.

     The Board currently has eight members. As a result of only two directors being nominated for election to the Board at the Annual Meeting, and pursuant to its authority in the Corporation’s Certificate of Incorporation and Bylaws, the Board has set the number of directors at seven, effective with the conclusion of the Annual Meeting.

Information About Board Nominees and Continuing Directors

     The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director, or obtained from our records.

Nominees for Election to the Board – Term Ending at the 2011 Annual Meeting

     If elected, the nominees will each serve for a three-year term ending in 2014. The nominees are as follows:

     PHILLIPS S. BAKER, JR., 51, a director since 2001, has been our Chief Executive Officer since May 2003 and has served as our President since November 2001. He served as Hecla’s Chief Financial Officer from May 2001 to June 2003; Chief Operating Officer from November 2001 to May 2003; and Vice President from May 2001 to November 2001. He has also served as a Director of QEP Resources, Inc. (a leading independent natural gas and oil exploration and production company), since May 2010, as well as serving as a Director for Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company) from February 2004 through June 2010.

     Key attributes, experience and skills: As our Chief Executive Officer for nearly seven years and our President and a director since 2001, Mr. Baker is intimately familiar with Hecla and all of its operations, and is unique among our directors in his institutional knowledge of the Company. His over 24 years experience with mining companies is a key component of our Board’s collective experience. Mr. Baker has served on the board of other publicly held mining and natural resource companies and holds legal and accounting degrees, each of which provides additional experience and skills that are helpful to our Board. It is these attributes that led the Board to conclude that Mr. Baker should continue to serve as a director of Hecla.

     DR. ANTHONY P. TAYLOR, 69, a director since 2002, has been the Executive Chairman of Crown Gold Corporation (an exploration company), since August 2010, after serving as Chief Executive Officer and Director of Gold Summit Corporation (a public Canadian minerals exploration company) from October 2003 to August 2010. He was also President of Gold Summit Corporation from October 2003 to October 2009. He was the President, Chief Executive Officer and Director of Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003. He also served as a Director of Greencastle Resources Limited (an exploration company) from December 2003 to June 2008. Since October 2001, he has served as President and Director of Caughlin Preschool Co. (a private Nevada corporation that operates a preschool).

     Key attributes, experience and skills: Dr. Taylor has over 46 years experience in the mining industry in all levels of exploration from a field geologist to senior management. He has extensive experience in lead, zinc, nickel, copper, gold and silver exploration in Alaska, Europe, Australia, South Africa, North and South America. It is these attributes that led the Board to conclude that Dr. Taylor should continue to serve as a director of Hecla.

     The Board recommends that shareholders vote “FOR” the election of Phillips S. Baker, Jr., and Dr. Anthony P. Taylor.

     Our directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date in accordance with our Bylaws.

Continuing Members of the Board – Term Ending at the 2012 Annual Meeting

     GEORGE R. NETHERCUTT, JR., 66, a director since 2005, has been a Principal of Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007. He has served as Chairman of The George Nethercutt Foundation (a non-profit student leadership and civics education charity), since 2007; Of Counsel, Lee & Hayes PLLC (a law firm), since September 2009; a Board Member of Washington Policy Center (a public policy organization providing analysis on issues relating to the free market and government regulation), since January 2005; a Board Member of ARCADIS Corporation (an international provider of knowledge-based consulting services in the areas of infrastructure, environment and buildings), since May 2005; a Board Member, Juvenile Diabetes Research Foundation International (a charity and advocate of juvenile diabetes research worldwide), since June 2005. He also served as U.S. Chairman of the Permanent Joint Board on Defense - U.S./Canada from April 2005 to December 2009; Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm) from February 2005 to January 2007; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; and Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004.

     Key attributes, experience and skills: Mr. Nethercutt has an extensive political background, including working as a staff member in the U.S. Senate in Washington, D.C., where he focused on issues relating to oil and gas, natural resources, mining and commerce. He served as chief of staff to a U.S. Senator from Alaska, working on such issues as agriculture, fisheries, timber and mining. While serving as a U.S. Congressman, his focus was on natural resources policy, mining legislation and environmental policies on public lands. Mr. Nethercutt’s consulting business consists of representing clients with mining and natural resources issues. He has been a member of the Washington State Bar Association since 1972 and holds a Juris Doctor degree which he used to gain experience and expertise in business, natural resources and mining law. It is these attributes that led the Board to conclude that Mr. Nethercutt should continue to serve as a director of Hecla.

     JOHN H. BOWLES, 65, a director since 2006, was a Partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 until his retirement in June 2006. He has served as a Director of Boss Power Corp. (a mineral exploration company) since September 2007; Treasurer, Mining Suppliers Association of British Columbia (an association of providers of equipment, products and related services to the British Columbia mining industry), since May 1999; and Director Emeritus, Ducks Unlimited Canada (a national, private, non-profit wetland conservation organization), since March 1996. He also served as a Director of HudBay Minerals Inc. (a zinc, copper, gold and silver mining company) from May 2006 to March 2009. He was appointed a Fellow of the British Columbia Institute of Chartered Accountants in December 1997, and appointed a Fellow of the Canadian Institute of Mining and Petroleum in May 2003.

     Key attributes, experiences and skills: Mr. Bowles is a chartered accountant and specialized in the audits of public companies in the mining industry. He is currently serving as a board member for a mineral exploration company, and previously served as a director for a zinc, copper, gold and silver mining company. It is these attributes that led the Board to conclude that Mr. Bowles should continue to serve as a director of Hecla.

Continuing Members of the Board – Term Ending at the 2013 Annual Meeting

     TED CRUMLEY, 66, a director of the Company since 1995, was the Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 until his retirement in December 2005. He was also Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; and Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004.

     Key attributes, experience and skills: Mr. Crumley has over 30 years experience in management, finance and accounting in the natural resources industry. He understands all aspects of our business, including the mining elements. He has served on Hecla’s Board since 1995, making him the longest standing member of the Board, and also holds the position of Chairman of the Board. It is these attributes that led the Board to conclude that Mr. Crumley should continue to serve as a director of Hecla.

     CHARLES B. STANLEY, 52, a director of the Company since 2007, has been Chief Executive Officer, President and Director of QEP Resources, Inc. (a leading independent natural gas and oil exploration and production company), since May 2010; Chief Operating Officer of Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company) from March 2008 to June 2010; Executive Vice President and Director of Questar Corporation from February 2002 to June 2010; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage) from February 2002 to June 2010.

     Key attributes, experience and skills: Mr. Stanley has over 27 years experience in the international and domestic upstream and midstream oil and gas industry. He has an extensive background in natural resources and is intimately familiar with the financial reporting, disclosure, governance, and control requirements imposed on public companies by various regulatory agencies because of his experience as an executive officer of an SEC registrant, in which he is required to certify the Company’s filings with the SEC. It is these attributes that led the Board to conclude that Mr. Stanley should continue to serve as a director of Hecla.

     TERRY V. ROGERS, C. Dir., 64, a director of the Company since 2007, was the Senior Vice President and Chief Operating Officer of Cameco Corporation (one of the world’s largest uranium producers) from February 2003 until his retirement in June 2007. He was the former President of Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003 and has served on the Board of Directors of Centerra Gold Inc. (a gold mining company) since February 2003.

     Key attributes, experience and skills: Mr. Rogers has over 30 years experience in the mining industry where he held several executive positions with major mining companies and their subsidiaries worldwide. His duties included decision-making processes which established the strategic direction of those companies. He has experience in operating mining projects, including being a mine manager and overseeing all aspects of production, engineering, planning and administrative services. Mr. Rogers also has vast experience in open-cast, open-pit and underground operations in coal, gold, and uranium mines around the world. Mr. Rogers obtained the Chartered Director (C. Dir.) designation from The Directors College (a joint venture of McMaster University and The Conference Board of Canada) in March 2011. It is these attributes that led the Board to conclude that Mr. Rogers should continue to serve as a director of Hecla.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices, and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest quality of corporate governance.

Electronic Access to Corporate Governance Documents

     Our corporate governance documents are available on our website at http://www.hecla-mining.com under the tab entitled “Company” and then selecting the tab entitled “Corporate Governance.” These include:
  Corporate Governance Guidelines;

  Charters of the Audit Committee, Compensation Committee, Corporate Governance and Directors’ Nominating Committee and Health, Safety, Environmental & Technical Committee of the Board;

  Senior Financial Officers’ Code of Ethics; and

  Code of Business Conduct and Ethics for Directors, Officers and Employees.
     The information on the Company’s Internet site is not incorporated by reference into this Proxy Statement.

Family Relationships

     There are currently no family relationships between the directors or executive officers of Hecla.

Corporate Governance Guidelines

     We first adopted Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

Code of Business Conduct and Ethics

     We believe that operating with honesty and integrity has earned trust from our shareholders, credibility within our community, and dedication from our employees. Our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company’s assets and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, our Chief Executive Officer, Chief Financial Officer and Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and react to complaints received regarding possible violations of the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding possible violations of the Code of Business Conduct and Ethics. Our employees may submit any concerns regarding apparent violations of the Code of Business Conduct and Ethics to their supervisor, our General Counsel, the Chairman of the Corporate Governance and Directors’ Nominating Committee, or through an anonymous telephone hotline.

Diversity Policy

     While the Board has not adopted a formal policy on diversity, the Company’s Corporate Governance Guidelines provide that, as a whole, the Board should include individuals with a diverse range of experience to give the Board depth and breadth in the mix of skills represented. The Board seeks to include an array of skills and experience in its overall composition rather than requiring every director to possess the same skills, perspective, and interests. This guideline is implemented by seeking to identify candidates that bring diverse skill sets, backgrounds, and experiences, including ethnic and gender diversity, to the Board when director candidates are needed.

Whistleblower Policy

     The Audit Committee adopted a Whistleblower Policy, which encourages our employees to report to appropriate representatives of the Company, without fear of retaliation, certain accounting information relating to possible fraud. Our employees may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, our General Counsel, or through an anonymous telephone hotline. The goal of this policy is to discourage illegal activity and business conduct that damages Hecla’s good name, business interests, and our relationship with shareholders.

Director Independence

     Our Corporate Governance Guidelines provide, among other things, that the Board will have a majority of directors who meet the criteria for independence required by the NYSE. In determining independence each year, the Corporate Governance and Directors’ Nominating Committee affirmatively determines whether directors have any “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Corporate Governance and Directors’ Nominating Committee considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Corporate Governance and Directors’ Nominating Committee also reviews the frequency or regularity of services or transactions between the Company and directors, whether the services or transactions are being carried out at arm’s length in the ordinary course of business and whether the services or transactions are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable services or transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. To guide its determination of whether a Director is independent, the Board has adopted the following standards:

     A Director will not be independent if:
  the Director is, or has been, within the last three years, our employee, or an immediate family member1 is, or has been within the last three years, our executive officer2;

  the Director or an immediate family member has received during any twelve-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  the Director is (i) a current partner or employee of a firm that is our internal or external auditor; (ii) the director has an immediate family member who is a current partner of a firm that is our internal or external auditor and who personally works on the Company’s audit; or (iii) the director or an immediate family member was within the last three years a partner or employee of a firm that is our internal or external auditor and personally worked on our audit within that time;

  the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee;

  the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three calendar years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
____________________

1	An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

2	The term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

     Pursuant to our Corporate Governance Guidelines, the Corporate Governance and Directors’ Nominating Committee undertook its annual review of director independence in February 2011. During this review, the Corporate Governance and Directors’ Nominating Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including relationships, if any, reported on page 47 under “Certain Relationships and Related Transactions.” The Corporate Governance and Directors’ Nominating Committee also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     After applying the standards set forth above and as a result of review by the Corporate Governance and Directors’ Nominating Committee, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the NYSE:

John H. Bowles	Terry V. Rogers
David J. Christensen	Charles B. Stanley
Ted Crumley	Dr. Anthony P. Taylor
George R. Nethercutt, Jr.

     Messrs. Stanley and Baker, both serve as members of the board of directors of QEP Resources, Inc. The Corporate Governance and Directors’ Nominating Committee reviewed this relationship with the Board, and the Board made the affirmative decision that this relationship did not disqualify Mr. Stanley from being independent.

     Mr. Baker is considered a non-independent inside director because of his employment as our President and Chief Executive Officer.

     Directors are expected to immediately inform the Board of any material change in their circumstances or relationships that may impact their independence.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the independent directors as a group may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to our website at http://www.hecla-mining.com under the tab entitled “Company” and then selecting the tab entitled “Corporate Governance” for any changes in this process.

Board Leadership and Risk Oversight

     Currently, the positions of Chief Executive Officer and Chairman of the Board are held by separate persons. The Board believes this structure is optimal for the Company at this time because it allows the Chief Executive Officer to focus on leading the Company’s business and operations and the Chairman serves as a sounding board and advisor to the Chief Executive Officer. The Board has also determined that having a non-management director serve as Chairman of the Board is in the best interest of shareholders. This structure ensures a greater role for the independent directors in the oversight of the Company and it enhances the Board’s independence and, we believe, senior management’s accountability to the Board. Mr. Crumley is our Chairman of the Board and lead independent director. He chairs meetings of the Board, as well as the executive sessions with independent members of the Board. His duties include chairing annual meetings of shareholders, overseeing the preparation of agendas for meetings of the Board, preparing for executive sessions of the Board and providing feedback to the CEO, staying current on developments to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the CEO with respect to sensitive issues, and other matters.

     Executive sessions of non-management directors are included on the agenda for every regularly scheduled Board and committee meeting and during 2010, executive sessions were held at each regularly scheduled Board meeting. The executive sessions are chaired by the Chairman of the Board. Our non-management directors meet in executive sessions without management present, unless the non-management directors request their attendance.

     The Board is actively involved in the oversight of risks that could affect the Company. The Board, itself and through its committees, regularly discusses our material risk exposures, the potential impact on the Company, and the efforts of management it deems appropriate to deal with the risks that are identified. In meetings with senior management, the lead internal auditor, and the external independent auditors, the Audit Committee reviews regulatory, financial and accounting risk exposure; reserves; and the Company’s internal controls. The Corporate Governance and Directors’ Nominating Committee considers the risks associated with corporate governance with the guidance of our corporate and outside counsel. The Compensation Committee, in connection with the performance of its duties, considers risks associated with the elements contained in the Company’s compensation programs.

     The Board also unilaterally considers other risk topics at its meetings, including risks associated with our capital structure, strategic plan, and development activities. Further, the Board is routinely informed by management of developments that could affect our risk profile. The Board’s current role in risk oversight is complemented by our leadership structure as described above.

     For the foregoing reasons, we have determined that our leadership structure and risk oversight is appropriate in the context of the Company’s specific circumstances, risk management efforts, and the Board’s administration of its oversight function.

Risk Assessment of Compensation Policies and Practices

     In 2010, with assistance from our external consultant, Mercer (US) Inc., we conducted a risk assessment of the Company’s compensation policies and practices as they apply to all employees, including all executive officers. We reviewed the design features and performance metrics of our cash and stock-based incentive programs along with the approval mechanisms associated with each to determine whether any of these policies and practices would create risks that are reasonably likely to have a material adverse effect on the Company.

     The assessment was then reviewed and discussed with our Compensation Committee. As part of the review, several factors were noted that we believe reduce the likelihood of risk-taking by our employees, including our officers and non-officers:
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including long-term performance units, stock options and restricted stock units granted under our 1995 Stock Incentive Plan, which expired in May 2010, and our 2010 Stock Incentive Plan approved by shareholders in June 2010.

  Long-term performance units balance both growth and profitability and are earned if thresholds are met in growth, cash generation, and other components as determined by the Compensation Committee.

  The Compensation Committee has ultimate authority to determine, and reduce if appropriate, compensation provided to our Section 16 Officers, including each of the named executive officers.

  The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Mercer as its external consultant. Mercer performs services for the Compensation Committee as described in the Role of Compensation Consultant in the Compensation Discussion and Analysis section of this Proxy Statement.

  Our annual incentive programs for non-officer employees are administered and approved by our executive management team, which includes each of the named executive officers. Individual payouts are based on a combination of financial metrics as well as qualitative and discretionary factors.

  Our long-term performance units and stock based awards are all recommended by the Compensation Committee and approved by our Board.

  Only the non-management directors can approve the compensation for our CEO.
     Based on this assessment, we have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Board Meetings During 2010

     It is our policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of shareholders. Our Board met six times in calendar year 2010, of which four were regularly scheduled meetings. Each member of the Board attended all meetings of the Board and Board committees of which he was a member in calendar year 2010. All members of the Board also attended last year’s Annual Meeting of Shareholders, which was held in May 2010.

Current Members of the Board

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Corporate
				Governance	Health, Safety,
				and Directors’	Environmental
	Executive	Audit	Compensation	Nominating	& Technical
Director	Committee	Committee	Committee	Committee	Committee
Phillips S. Baker, Jr.	Chair
John H. Bowles	X	Chair			X
David J. Christensen	X	X		Chair
Ted Crumley, Chairman	X		X
George R. Nethercutt, Jr.			Chair	X
Terry V. Rogers		X	X		X
Charles B. Stanley		X			X
Dr. Anthony P. Taylor			X	X	Chair
2010 Meetings	0	6	5	3	2

Committees of the Board

     The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Health, Safety, Environmental & Technical.

     The Board adopted charters for the Audit; Compensation; Corporate Governance and Directors’ Nominating; and Health, Safety, Environmental & Technical Committees. You may obtain copies of these charters in the “Company” section of our website at http://www.hecla-mining.com under “Corporate Governance.”

     Executive Committee. The members of the Executive Committee are Phillips S. Baker, Jr. (Chairman), David J. Christensen, Ted Crumley, and John H. Bowles. The Executive Committee is empowered with the same authority as the Board in the management of our business, except for certain matters enumerated in our Bylaws or Delaware law, which are specifically reserved to the full Board. The Executive Committee did not meet in 2010.

     Audit Committee. The members of the Audit Committee are John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. The functions of the Audit Committee are described below under the heading “Audit Committee Report”. Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Messrs. Bowles, Christensen, Rogers and Stanley each qualify as an audit committee “financial expert” as defined by SEC rules. The Audit Committee met six times in 2010. The Audit Committee Report begins on page 65.

     Compensation Committee. The members of the Compensation Committee are George R. Nethercutt, Jr. (Chairman), Ted Crumley, Terry V. Rogers, and Dr. Anthony P. Taylor. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE. The Compensation Committee met five times in 2010. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based plans.

     The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on the Company’s performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value, or only have value if the executive officer remains with the Company for specified periods of time.

     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” on page 27.

     Corporate Governance and Directors’ Nominating Committee. The members of the Corporate Governance and Directors’ Nominating Committee are David J. Christensen (Chairman), George R. Nethercutt, Jr.,and Dr. Anthony P. Taylor. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the NYSE. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review our Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and NYSE regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. The Corporate Governance and Directors’ Nominating Committee met three times in 2010.

     Additional information on the Corporate Governance and Directors’ Nominating Committee’s purposes are discussed below in the section entitled “Corporate Governance.”

     Health, Safety, Environmental & Technical Committee. The members of the Health, Safety, Environmental & Technical Committee are Dr. Anthony P. Taylor (Chairman), John H. Bowles, Terry V. Rogers, and Charles B. Stanley. The principal functions of the Health, Safety, Environmental & Technical Committee are to review and monitor (i) health, safety and environmental policies; (ii) the implementation and effectiveness of compliance systems; (iii) the effectiveness of health, safety and environmental policies, systems and monitoring processes; (iv) audit results and updates from management with respect to health, safety and environmental performance; (v) emerging health, safety and environmental trends in legislations and proposed regulations affecting the Company; and (vi) to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Health, Safety, Environmental & Technical Committee met twice in 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table shows the number and percentage of the shares of common stock beneficially owned by each current director, director nominee and current executive officer of Hecla, and by all current directors and executive officers as a group, as of March 7, 2011. On that date, all of such persons together beneficially owned an aggregate of less than one percent of the outstanding shares of our common stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial					Percent of
Owner	Title of Class	Number		Nature	Class
Phillips S. Baker, Jr.		669,692	4	Direct1
President and CEO		78,740		RSU2
		605,833		Vested Options3
	Common	1,354,265			*
Dr. Dean W.A. McDonald		99,796		Direct1
Vice President - Exploration		21,872		RSU2
		163,731		Vested Options3
	Common	285,399			*
Don Poirier		67,452		Direct1
Vice President - Corporate		17,498		RSU2
Development		130,185		Vested Options3
	Common	215,135			*
James A. Sabala		38,494		Direct1
Senior Vice President and CFO		26,247		RSU2
		46,624		Vested Options3
	Common	111,365			*
David C. Sienko		3,287		Direct1
Vice President and General Counsel		22,498		RSU5
		45,581		Vested Options3
	Common	71,366			*

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
John H. Bowles		4,724	Direct1
Director		22,043	Indirect6
	Common	26,767		*
David J. Christensen		14,342	Direct1
Director		28,107	Indirect6
	Common	42,449		*
Ted Crumley		8,724	Direct1
Director		48,159	Indirect6
	Common	56,883		*
George R. Nethercutt, Jr.		4,724	Direct1
Director		23,458	Indirect6
	Common	28,182		*
Terry V. Rogers		4,724	Direct1
Director		17,206	Indirect6
	Common	21,930		*
Charles B. Stanley		4,724	Direct1
Director		17,206	Indirect6
	Common	21,930		*
Dr. Anthony P. Taylor		41,620	Indirect6
Director	Common	41,620		*
	Series B Preferred	100	Direct7	**
All current directors, nominee
directors and officers as a group	Common	2,277,291		*
(12 individuals)	Series B Preferred	100		**
____________________

*	Represents beneficial ownership of less than one percent, based upon 279,181,448 shares of our common stock issued and outstanding as of March 7, 2011.

**	Represents beneficial ownership of less than one percent, based upon 157,816 shares of our Series B Cumulative Convertible Preferred Stock issued and outstanding as of March 7, 2011.

1.	“Direct” means shares held of record and any shares beneficially owned through a trust, broker, financial institution, or other nominee, and which the officer or director has sole or shared voting power.

2.	“RSU” means restricted stock units held in the Key Employee Deferred Compensation Plan. On May 11, 2011, the restrictions lapse on the restricted stock units and each executive officer listed above will have those shares distributed in the form of shares of our common stock. The executive officers do not have any voting power with these restricted stock units until the restrictions lapse.

3.	“Vested Options” means options granted under the 1995 Stock Incentive Plan, which are vested and exercisable within 60 days of March 7, 2011.

4.	479,050 shares are held directly by Mr. Baker, as to which he has sole voting and investment power, and 190,642 shares are held jointly with Mr. Baker’s spouse, as to which Mr. Baker shares voting and investment power.

5.	Mr. Sienko was appointed Vice President and General Counsel on January 29, 2010. Under the terms of his employment agreement he was granted 10,000 restricted stock units under the Key Employee Deferred Compensation Plan. These restricted stock units were granted with a vesting schedule, of which 5,000 restricted stock units vested on February 1, 2011, and the remaining 5,000 restricted stock units will vest no sooner than February 1, 2012. The 22,498 RSU’s represent the 5,000 restricted stock units that vest no sooner than February 1, 2012, and 17,498 restricted stock units that vest on May 11, 2011.

6.	“Indirect” means shares credited to each independent director, all of which are held indirectly in trust pursuant to our Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” on page 25.

7.	Dr. Taylor holds 100 shares of our Series B Preferred Cumulative Stock. Under the Certificate of Designations of Preferred Stock, each share of preferred stock is convertible at the option of the holder at any time into 3.2154 shares of common stock for each share of preferred stock. If Dr. Taylor converted these 100 preferred shares, he would receive 321 shares of our common stock.

     To our knowledge, as of March 7, 2011, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of our common stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of
Title of Class	Beneficial Owner	Beneficial Ownership	Percent of Class
Common	BlackRock, Inc.1	14,890,477	5.81%
	40 East 52nd
	New York, NY 10022
Common	Van Eck Associates Corporation2	18,490,923	7.21%
	335 Madison Ave., 19th Floor
	New York, NY 10017
____________________

1.	Based solely on a Schedule 13G/A filed on February 4, 2011, with the SEC by BlackRock, Inc. BlackRock, Inc. has sole voting and dispositive power with respect to all shares.

2.	Based solely on a Schedule 13G filed on February 15, 2011, with the SEC by Van Eck Associates Corporation. Van Eck Associates Corporation has sole voting and dispositive power with respect to all shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in their ownership of our stock. These persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during the calendar year ended December 31, 2010, all filing requirements applicable to our officers, directors and greater than 10% owners of our common stock were complied with.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Directors who are employees of Hecla receive no additional compensation for serving on our Board.

Cash Compensation

     Prior to May 2010, each non-management director received an annual fee of $40,000. In May 2010, the Compensation Committee recommended, and the Board approved, the annual fee to directors be increased from $40,000 to $48,000. In addition, each non-management director is eligible to receive the following additional cash compensation: (i) each member of the Audit and Compensation Committees receives an annual fee of $12,000; (ii) each member of the Executive, Technical and Corporate Governance and Directors’ Nominating Committees receives an annual fee of $8,000; (iii) the committee chairman for each of the Audit and Compensation Committees receives an additional annual fee of $8,000; and (iv) the committee chairman for each of the Technical and Corporate Governance and Directors’ Nominating Committees receives an additional annual fee of $4,000. In addition to receiving an annual fee of $48,000 as described above, our Chairman receives an additional annual fee of $50,000, which is paid in quarterly installments of $12,500 each. All of the above annual fees are paid in quarterly installments. No other attendance fees are paid to the non-management directors. We also reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and committee meetings, meetings of shareholders, and for traveling to visit our operations. Beyond these items, no other cash compensation, such as consulting fees, was paid to any non-management director.

Equity Compensation

     In March 1995, we adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Directors’ Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Directors’ Stock Plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 3, 2007. The Directors’ Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Directors’ Stock Plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for Hecla’s common stock on the NYSE for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of our creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a change-incontrol of the Company (as defined in the Directors’ Stock Plan); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of common stock, which may be credited pursuant to the Directors’ Stock Plan, is 1,000,000. As of December 31, 2010, there were 671,061 ungranted shares remaining in the Directors’ Stock Plan.

     In February 2010, we adopted the 2010 Stock Incentive Plan for executive officers, employees, directors, and certain consultants, which was approved by shareholders in June 2010, and became effective on August 25, 2010. Pursuant to the 2010 Stock Incentive Plan, directors may be awarded grants of stock options, restricted stock units, restricted stock, or stock. In May, the Compensation Committee recommended that the Board award $24,000 of additional stock to the directors as part of their compensation. The Board approved the additional award, and each of the directors received 4,724 additional shares under the 2010 Stock Incentive Plan in September 2010, after the plan became effective.

     As described more fully above, the following chart summarizes the annual cash and equity compensation for our non-management directors during 2010.

Non-Management Director Compensation for 2010

	Fees Earned or
	Paid in Cash	Stock Awards		Total
Director	($)	($)		($)
Ted Crumley, Chairman	114,000	37,526	1
		23,998	2	175,524
John H. Bowles	80,000	37,526	1
		23,998	2	141,524
David J. Christensen	76,000	37,526	1
		23,998	2	137,524
George R. Nethercutt, Jr.	72,000	37,526	1
		23,998	2	133,524
Terry V. Rogers	76,000	37,526	1
		23,998	2	137,524
Charles B. Stanley	64,000	37,526	1
		23,998	2	125,524
Dr. Anthony P. Taylor	76,000	37,526	1
		23,998	2	137,524
____________________

1.	On May 28, 2010, each non-management director received 6,975 shares of our common stock under the terms of the Directors Stock Plan. Based on our closing stock price on the NYSE on May 28, 2010 ($5.38), the grant date fair value for each block of 6,975 shares credited to Messrs. Crumley, Bowles, Christensen, Nethercutt, Rogers, Stanley and Taylor on May 28, 2010, was $37,526.

2.	On August 25, 2010, each non-management director received 4,724 shares of our common stock under the terms of the 2010 Stock Incentive Plan. Based on our closing stock price on the NYSE on August 25, 2010 ($5.08), the grant date fair value for each block of 4,724 shares credited to Messrs. Crumley, Bowles, Christensen, Nethercutt, Rogers, Stanley and Taylor on August 25, 2010, was $23,998.

     As of December 31, 2010, the total amount of shares held in trust pursuant to the terms of the Directors’ Stock Plan, by each of the above-named directors was: Mr. Crumley, 48,159 shares; Mr. Bowles, 22,043 shares; Mr. Christensen, 28,107 shares; Mr. Nethercutt, 23,458 shares; Mr. Rogers, 17,206 shares; Mr. Stanley, 17,206 shares; and Dr. Taylor, 41,620 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 23.

Director Compensation Review Practices

     The Compensation Committee is responsible for reviewing the Company’s non-management director compensation practices in relation to comparable companies. Any changes to be made to non-management director compensation practices must be recommended by the Compensation Committee for approval by the full Board.

COMPENSATION DISCUSSION AND ANALYSIS

     This Compensation Discussion and Analysis (“CD&A”) describes the principles and decisions underlying our executive compensation program for 2010. It also provides information regarding the manner and context in which compensation was awarded to and earned by our named executive officers.

     Named Executive Officers. The named executive officers (“NEOs”) that will be discussed throughout this CD&A and in the compensation tables are:

     Phillips S. Baker, Jr., President and Chief Executive Officer
     James A. Sabala, Senior Vice President and Chief Financial Officer
     Dr. Dean W.A. McDonald, Vice President – Exploration
     Don Poirier, Vice President – Corporate Development
     David C. Sienko, Vice President and General Counsel
     Ronald W. Clayton, former Vice President – Operations

Executive Summary

     Company Overview and Summary of 2010 Results. Hecla is a precious metals company engaged in the exploration and development of mineral properties and mining, processing and sale of silver, gold, lead and zinc. We are the oldest US-based precious metals mining company in North America, as well as a low-cost primary silver producer in North America.

     2010 was a record year in Hecla’s 120-year history. New records were set for revenue and cash from operating activities. Resource growth was the equivalent of four years of production. Gross profit from operations improved to $194.8 million in 2010 from $101.1 million in 2009. A record cash flow of $197.8 million was generated from operating activities in 2010.

     During 2010, average prices for silver, gold, lead and zinc were higher compared with prices in 2009. The average market price for silver in 2010 was $20.16 per ounce, or 38% higher compared to $14.65 per ounce in 2009. The price of gold in 2010 averaged $1,224.66 per ounce and was 26% higher than the average price of $972.98 per ounce in 2009. The average prices of zinc and lead in 2010 were $0.98 and $0.97 per pound, respectively, reflecting increases of 31% and 24%, respectively, over the same period in 2009.

     Significant Corporate Highlights. In 2010, we accomplished the following company achievements:
  Highest annual revenue and operating cash flow in Hecla’s 120-year history;

  Revenue of $418.8 million, a $106.3 million increase over 2009;

  2010 net income applicable to shareholders (a GAAP measurement) of $35.4 million, which included the following items: (i) a loss on derivative contracts of $20.8 million, (ii) an expense for an accrual for environmental remediation in Idaho’s Coeur d’Alene Basin of $193.2 million, (iii) recognition of a deferred tax asset related to the Basin accrual of $78.6 million, and (iv) reduction in the valuation allowance on prior years’ deferred tax assets of $88.1 million. Without these events, adjusted net income applicable to common shareholders (a non-GAAP measurement) was $82.6 million;

  Operating cash flow of $197.8 million, a 66% increase over 2009;

  Silver production of 10.6 million ounces at a total cash cost of negative $1.46 per ounce, net of by-products;

  Drilling successes in 2010 added a significant amount of new resources, which allowed Hecla to achieve the highest level of silver reserves and resources in its history, including 142 million ounces of reserves;

  Exceeded our goal of replacing ounces mined in 2010;

  Extended the mine life at our Lucky Friday mine;

  Significant advancement with the Lucky Friday #4 Shaft Project; and

  No debt and cash and cash equivalents of $283.6 million at December 31, 2010, compared to $105 million at December 31, 2009;
     Executive Compensation Structure. Hecla’s executive compensation program is intended to align the interests of our executive officers with those of our shareholders, while promoting the recruitment and retention of senior business leaders with the requisite talent and skills to drive our financial and operational performance. Our executive compensation is comprised of base salary, short-term incentive plans and long-term incentive programs that emphasize pay-for-performance for achievement of our long-term operational value drivers such as production, cash flow and resource growth, over more cyclical measures of performance that are more directly influenced by metals prices. Our executive compensation program is designed to reward executives for the achievement of specific annual and long-term business goals focused on both quantitative and qualitative performance-based incentives. The alignment of incentive compensation opportunities with the long-term interests of shareholders is an overarching principle that flows through our executive compensation program. For example, our long-term incentive plan is based on three-year performance periods, and full vesting and pay-out periods under that plan also occur in three-year periods.

     Performance contingent short-term and long-term compensation comprise the greatest portion of total compensation for our executive officers. As shown in the charts below, performance-based incentive compensation made up 70% to 80% of 2010 target total compensation, with long-term and equity compensation representing the majority of total pay. While incentivizing performance, the mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk.

     Our executive compensation program is designed to have more pay-at-risk such that increased performance generally leads to increased compensation. Consistent with our pay-for-performance principles, we target base compensation at the 25th percentile; base plus annual incentive at the 50th percentile; and total compensation at the 75th percentile. Compensation can exceed the 75th percentile if performance is assessed as better than target. Our executive compensation program is not only effective at focusing on achievement of our performance goals, but reasonable in relation to the programs of our peer group companies, and responsible in that it encourages our NEOs to meaningfully work for our shareholders, without taking unnecessary or excessive risks. Since our share price and financial performance are significantly influenced by external factors such as commodity prices, Hecla’s compensation program focuses our executive officers’ efforts on business performance factors they can most readily influence, while ensuring that we are able to retain and motivate exceptional leadership through unpredictable and sometimes volatile economic periods and commodity price cycles. This enables us to align incentive factors with business performance elements that support our commitment to achieve long-term gains for our shareholders. Hecla applies comprehensive performance-based compensation features that ensure an appropriate balance of operational, financial and business growth incentives based on:
  Quantitative and qualitative annual incentive plan performance goals;

  Long-term incentive plans that focus on critical, sustaining performance factors in overlapping three-year periods; and

  Pre-established measurable goals and discretionary programs
     The following chart illustrates Hecla’s executive officer compensation structure.

     Company Performance and Relationship to Executive Compensation for 2010. 2010 was a record year in Hecla’s 120-year history. We achieved solid results in terms of operational, financial and business development objectives, and these results were directly linked to our short-term and long-term incentive plans. Among many significant accomplishments in 2010: new records were set for revenue and cash from operating activities; resource growth was the equivalent of four years of production; gross profit from operations improved by more than 90% over 2009; and Hecla generated a record $197.8 million in cash flow from operating activities. Executive officers compensation was directly affected by the results achieved against established goals and performance metrics.

     Despite 2010 being a record year and showing improvements over 2009 in several categories (e.g. net cash flow, revenue), executive compensation in 2010 was less than 2009. This derives primarily from the fact that in light of the successful year in 2009, performance targets were set higher while compensation pay-out targets were set lower.

     Incentive Plan Factors, Overall Company Performance and Resulting Compensation. Our incentive plans measure key drivers of our performance that support Hecla’s sustained long-term growth and viability. We assess performance against a balanced set of relevant quantitative and qualitative operational and financial objectives as described above, in order to provide a more direct “line of sight” between performance and reward and maintain management’s focus on key performance drivers. Equity compensation components accept the risk of commodity price volatility while other compensation elements like base salary and annual incentive pay largely mitigate metals price volatility. Pre-established annual bonus and long-term incentive plan performance measures are structured so as to not be unreasonably benefitted by factors that management cannot impact such as the remarkable silver and gold price increases experienced in 2010. Overall our compensation program achieves the primary purpose of aligning long-term executive officer and shareholder interests, promoting the attraction, motivation and retention of outstanding senior business leaders, and providing meaningful incentives to maximize Hecla’s financial and operational performance.

Executive Compensation Philosophy and Principles

     We operate in a competitive and challenging industry. Over the past few years, the worldwide mining boom has significantly increased the demand for executives with mining-related skills and experience in the mining industry. In addition, the talent supply in the mining industry is very tight, particularly in the United States. As a result, we operate in a highly competitive market for executives. The mining industry continues to be challenging. Recent merger activity in the industry has led to stronger competitors with substantial financial resources and growing production profiles. A compensation strategy that supports the Company’s business strategy is critical to its success.

     Given the Company’s emphasis on performance-based compensation, it is critical that our incentive programs reward executives for performance-based measures that they are able to influence. This presents a challenge because we operate in a commodity business, with nearly all of our revenue, earnings and cash flow derived from the sale of silver, gold, lead and zinc. As a result, our financial performance is directly related to the prices of these metals. However, silver, gold, lead and zinc prices fluctuate widely and are affected by numerous factors that are difficult to predict and beyond our control. For this reason, we have designed our incentive programs to emphasize our long-term operational value drivers of performance (e.g., production, costs and resource growth) over more cyclical measures of performance that are more directly influenced by metals prices. In addition, precious metals companies create shareholder value by finding, developing and mining ore. Oftentimes, this demands that these companies make substantial and sustained investments in exploration and pre-development, at the expense of current earnings. Therefore, we have designed an executive compensation program that emphasizes performance-based incentives to reward executives for the achievement of specific annual and long-term business goals.

     Under the Compensation Committee’s (the “Committee”) oversight and direction, the design of our executive compensation program promotes the recruitment and retention of senior business leaders with the requisite talent and skills to drive Hecla’s financial and operational performance. The alignment of incentive compensation opportunities with the long-term interests of shareholders is an overarching principle that flows through all of our executive compensation programs. For senior leadership, performance contingent long-term compensation comprises the greatest portion of total compensation. Performance metrics are linked directly to compensation. Benchmarking assures that overall compensation levels and opportunities are aligned with competitive market practice. The design and operation of the executive compensation program involves multiple objectives. These can be summarized and understood by the following guiding principles:
  Competitiveness. Total compensation should be competitive to attract, retain and motivate a leadership team capable of maximizing Hecla’s performance. Each element should be benchmarked relative to peers and competitors.

  Pay-for-performance. A substantial portion of compensation should be contingent and directly linked to individual and Company or business unit performance.

  Long-term focus. Long-term incentive compensation linked to shareholder value should comprise the most significant compensation opportunity for our senior executives.

  Balance. The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results. Annual objectives should be compatible with sustainable long-term performance.

  Shareholder alignment. Long-term incentive compensation should align the interests of executives with the long-term interests of Hecla’s shareholders through stock-based compensation and performance metrics that correlate with shareholder value.
Oversight of the Executive Compensation Program

     Role of the Compensation Committee. Our executive compensation program is overseen by the Committee, which is comprised solely of independent directors. The Committee also directs the design of our executive compensation program. The Committee’s goal is to work with management to balance our financial goals and circumstances with the need to attract, motivate and retain fully qualified and capable individuals we need to meet shareholders’ expectations in a highly volatile and competitive industry. The Committee considers payouts under the annual and long-term incentive plans shortly after year-end and compensation levels and incentive targets in the middle of the year. The primary responsibility of the Committee is to review the performance of the executive officers and key employees in connection with achieving our strategic goals, and to help ensure that we are able to attract and retain individuals who can lead us in achieving those goals. The Chairman of the Board, with the input of the Committee Chairman, also leads an annual analysis of our CEO’s performance, in which all independent directors evaluate our CEO’s performance. The independent directors discuss the results of the evaluation during an executive session, from which the CEO is absent, and the Board determines the annual compensation of the CEO.

     Role of Management. The Committee considers input from the CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer (other than himself). As part of our annual review process, the CEO reviews the performance of each member of the executive team (other than himself), and their contribution to the overall performance of the Company.

     Midyear, the CEO presents recommendations to the Committee regarding base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts. The CEO and senior management also make recommendations to the Committee regarding our annual and long-term quantitative goals and annual qualitative goals for the executive officers (other than the CEO), as well as recommendations regarding the participation in our stock-based compensation plans and amendments to the plans, as necessary.

    The Committee reviews these recommendations and exercises its discretion in modifying any of the recommendations prior to making its recommendations to the Board.

    Role of Compensation Consultant. The Committee retains an external compensation consultant to provide objective advice, information, and analysis on executive compensation. The consultant is engaged by and reports directly to the Committee, meets separately with the Committee with no members of management present, and consults with the Committee Chairman in between meetings. The Committee currently retains Mercer (US) Inc. (“Mercer”) as its external consultant. Mercer also advises the Committee on director compensation.

    During 2010, Mercer provided advice and analysis to the Committee on compensation for individual executive officers, peer group composition, and external trends and regulatory developments. Mercer also provided an analysis of pay delivered under the Company’s compensation program relative to its peer group and performance, and an assessment of the potential relationship between the Company’s compensation program and risk-taking by management. In the course of conducting its activities during calendar year 2010, Mercer attended one meeting of the Committee and presented its findings and recommendations for discussion.

    The Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Committee remains objective and is not influenced by Hecla’s management. These procedures include: a direct reporting relationship between the Mercer consultant and the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with Hecla, including a summary of the work performed for Hecla during the preceding 12 months; and written assurances from Mercer that within the Mercer organization, the Mercer consultant who performs services for Hecla has a reporting relationship determined separately from Mercer’s other lines of business and from its other work for Hecla.

Evaluation of our Compensation Program

    For the past seven years, Hecla’s compensation program has included the components of executive pay described in this CD&A. The Committee has concluded that the executive compensation program has successfully attracted and retained executives and properly pays them for performance given the substantial amount of at-risk pay. To realize the value targeted to be paid to each NEO, specific incentives have to be met. The variability in cash received by the executive is consistent with the performance of the Company.

    The following table shows the total amount of actual cash received by our NEOs with respect to salary earned, non-equity incentives paid, and the sale of equity received under awards granted in the years covered by the Summary Compensation Table. It is not designed to replace the Summary Compensation Table, but rather to provide additional, supplemental compensation disclosure through March 7, 2011. The difference from the Summary Compensation Table disclosure is indicated in footnote 2.

Total Cash Received by NEOs as of March 7, 2011
(Supplemental Table)

		Total
		Compensation
		Reported in
		the Summary			Non-Equity	Stock Option	All Other
		Compensation			Incentive	Exercises/	Cash	Total Cash
		Table	Salary	Bonus	Plan1	Stock Sold2	Compensation	Received
Name	Year	($)	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	2010	2,915,255	445,000	- -	1,133,700	1,901,612	- -	3,480,312
	2009	3,404,009	445,000	- -	1,840,900	887,614	- -	3,173,514
	2008	2,113,611	426,250	- -	192,251	- -	- -	618,501
James A. Sabala	2010	1,053,436	280,000	- -	387,464	1,120,238	- -	1,787,702
	2009	1,148,808	280,000	- -	516,416	547,545	- -	1,343,961
	2008	672,918	214,308	- -	46,710	- -	- -	261,018
Dr. Dean W.A.	2010	827,726	196,500	- -	286,225	477,430	- -	960,155
McDonald	2009	904,216	193,000	- -	408,616	292,880	- -	894,496
	2008	620,741	187,583	- -	45,182	- -	- -	232,765
Don Poirier	2010	681,571	179,000	- -	239,900	259,400	- -	678,300
	2009	724,463	176,000	- -	346,182	174,200	- -	696,382
	2008	489,139	169,334	- -	29,056	- -	- -	198,390
David C. Sienko	2010	692,237	184,103	- -	193,050	- -	- -	377,153
	2009	- -	- -	- -	- -	- -	- -	- -
	2008	- -	- -	- -	- -	- -	- -	- -
Ronald W. Clayton	2010	471,450	58,750	- -	- -	1,088,194	- -	1,146,944
	2009	1,242,477	235,000	- -	542,303	744,758	- -	1,522,061
	2008	903,037	226,667	- -	63,922	- -	- -	290,589
____________________

1.	This column reflects the Annual Incentive Plan bonus for each respective year, as well as the Long-term Incentive Plan bonus for each respective year as follows:

		Annual	Long-Term
		Incentive Plan	Incentive Plan	Total Cash
Name	Year	Bonus	Bonus	Received
Phillips S. Baker, Jr.	2010	667,500	466,200	1,133,700
	2009	845,500	995,400	1,840,900
	2008	- -	192,251	192,251
James A. Sabala	2010	268,000	119,464	387,464
	2009	336,000	180,416	516,416
	2008	25,500	21,210	46,710
Dr. Dean W.A. McDonald	2010	178,000	108,225	286,225
	2009	195,316	213,300	408,616
	2008	- -	45,182	45,182
Don Poirier	2010	140,000	99,900	239,900
	2009	168,432	177,750	346,182
	2008	- -	29,056	26,056
David C. Sienko	2010	160,000	33,050	193,050
	2009	- -	- -	- -
	2008	- -	- -	- -
Ronald W. Clayton	2010	- -	- -	- -
	2009	231,240	311,063	542,303
	2008	- -	63,922	63,922

2.
Represents the proceeds received upon the sale of shares underlying stock options and/or proceeds received upon the sale of beneficially owned common stock. Does not reflect the FASB ASC Topic 718 expense associated with equity awards.

Determination of Compensation

    To ensure competitiveness of our executive compensation, the Committee relies on objective data provided by Mercer, our external compensation consultant, subjective analysis of the scope of each executive’s responsibilities, and internal pay equity among the executives.

    Mercer most recently performed a competitive analysis for us in May 2010. The competitive analysis provided detailed comparative data for each executive position and assessed each component of compensation, including base salary, annual bonus, long-term incentives and total target compensation, as well as the mix of compensation between base salary, annual bonus and long-term incentives. We compared this information to our executives’ compensation by similarity of position. The Committee also reviewed the performance of the Company and carefully evaluated each executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential.

    Comparator Group. When making compensation decisions, the Committee looks at the compensation of our CEO and the other NEOs relative to the compensation paid to similarly situated executives at companies that we consider to be our peers. Our compensation consultant worked closely with the Committee to develop a comparator group by screening publicly traded companies in our general industry (exploration and development of mineral properties and mining, processing and sale of silver and gold) and on the basis of comparable size, annual revenue, market capitalization and industry.

    The Committee established our current comparator group of companies in May 2010. With the assistance of our compensation consultant, the Committee reviews the composition of the comparator group annually to ensure that companies are relevant for comparative purposes. The comparator group used for 2010 was comprised of the following companies:

	Annual
	Revenue1	Market Cap1	Corporate
Company	($millions US)	($millions US)	Location
Eldorado Gold	358	5,670	Canada
Stillwater Mining Company	394	899	United States
New Gold Inc.	324	1,115	Canada
Northgate Minerals Corporation	485	789	Canada
Centerra Gold Inc.	686	2,421	Canada
IAMGOLD Corporation	914	5,621	Canada
Pan American Silver Corporation	455	2,548	Canada
Gammon Gold	207	1,577	Canada
Coeur d’Alene Mines Corporation	301	1,470	United States
Golden Star Resources Ltd.	401	740	Canada
Median	398	1,523
Hecla Mining Company	313	1,473	United States
____________________

1.	In $US millions as of year-end 2009. Canadian companies converted to $US using December 31, 2009 exchange rate of $1.00 US = $1.05 CDN.

    We believe these companies are appropriate for purposes of our targeted compensation comparison because they are likely to compete with Hecla for executive talent, their executive positions are similar to the positions occupied by our executives, they are within the same general industry, and are considered by the Committee to be in an acceptable revenue range compared to Hecla.

    On an annual basis and in consultation with Mercer, the Committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed. In 2010, the Committee added New Gold to the peer group because it was similar in size to Hecla, and deleted Agnico-Eagle Mines Limited because its market cap and revenue were not aligned with Hecla.

    Market Positioning. For the NEOs as a group, the Committee’s policy is to target base salaries to the 25th percentile of the competitive market. Annual cash compensation (i.e., base salaries plus annual performance-based cash incentives) is targeted at the 50th percentile (median) of the competitive market. The total compensation opportunity (including salary, annual incentive and long-term incentive pay, restricted stock units and stock options) is targeted at the 75th percentile of the competitive market. This means that we provide below-market base salaries but above-market incentive pay, equity grants and total compensation. The Committee has established this market positioning policy for total compensation because it wants to attract the type of executive who is motivated by a compensation program that emphasizes performance-based pay to a greater extent than the market.

Elements of Total Compensation

    We have a multifaceted compensation program. For the year ended December 31, 2010, our executive compensation program consisted of the following elements:

Compensation Element	Objective	Key Features	Terms
Base salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Set in the middle of each year for the 12-month period from July 1 to June 30	Paid semi-monthly
Incentive pay Annual Incentive Plan (“AIP”)	Focus executives on short-term annual requirements of achieving Company plans and the performance of steps necessary to achieve longer-term objectives	Annual Incentive Plan - Based on corporate achievement of goals, and individual performance
Annual Incentive Plan - Determined by the Committee and paid in a single payment following the performance year. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity

Long-term Incentive Plan (“LTIP”)	Focus executives of longer term value creation as determined by the specific targets of the plan
Long-term Incentive Plan - Based on corporate goals achieved over a three-year performance period. A new three-year performance period begins each calendar year and performance units are granted in the first half of each year. Each three-year plan identifies key long-term objectives that are expected to create long-term value for shareholders such as predictable operating performance, increasing production and resources, and development of significant capital programs

Long-term Incentive Plan - Determined by the Committee and paid in a single payment following the three-year performance period. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity

Compensation Element	Objective	Key Features	Terms
Equity Stock options Restricted stock units	Align management’s interests with those of shareholders	Stock option awards vest immediately with a five-year expiration period Restricted stock unit awards are denominated in shares and delivered in stock with a vesting schedule of one year	Stock options and restricted stock units are granted in the second quarter of each year
Key Employee Deferred Compensation Plan (“KEDCP”)	Increase exposure to the Company, while also providing a tax deferral opportunity and encouraging financial planning	Allows for the voluntary deferral of base salary, annual incentive pay, long-term incentive pay and restricted stock unit payouts	Employee must make election in the previous year to defer in the coming year
Benefits	Attract and retain highly qualified executives	Participation in retirement plans, company-paid health, dental and vision insurance, life insurance, and accidental death and dismemberment insurance	Same terms for all employees

    Mix of Compensation Components. We use the compensation components described in the table above because we believe they provide an appropriate mix of guaranteed compensation and at-risk compensation (annual performance-based incentives and long-term performance-based equity and non-equity incentives) that promotes short-term and long-term performance and produces appropriate rewards. With this mix, we provide the executive with an adequate base salary while motivating the executive to focus on the business criteria that will produce a targeted level of performance for the Company and its shareholders, and provide the executive with the opportunity to earn additional compensation through short-term and long-term incentives.

    We consider all pay elements and their impact on each executive’s target compensation when making determinations regarding the amount of each element. Our decisions regarding the pay mix also reflect our belief that long-term incentives, particularly equity awards, provide an important motivational and retentive aspect to the executive’s overall compensation package.

    Finally, even the guaranteed compensation provided to these executives carries an at-risk element as a substantial portion of this component is comprised of time-based restricted stock units that carry risks of forfeiture and market price decline, as well as the long-term performance plan units that carry the risk of the Company not achieving its three-year period goals under its Long-term Incentive Plan.

    The following chart illustrates the mix of compensation elements for each NEO in 2010, as a percentage of target compensation.

   Base Salary. Base salaries are provided to NEOs as part of a competitive compensation package designed to recruit and retain experienced and high caliber executives in the Company’s highly competitive talent market. Based on the market positioning policy described above, the Committee manages base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the Committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns, and the recommendation of the Company’s CEO (other than himself). The Committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs. The Committee reviews NEO salaries at least annually as part of its overall competitive market assessment, as described above. Typically, the Committee makes annual salary adjustments in May of each year for the 12-month period from July 1 to June 30.

    Base Salary – Analysis and Decision. In May 2010, the Committee reviewed a market analysis prepared by Mercer. The market analysis indicated that the base salary of each of our NEOs was approximately at or slightly above the 25th percentile and the Committee found the base salary levels for our NEOs to be appropriate and competitive, except for Dr. McDonald and Mr. Poirier, who received a 4% and 3% increase in base salary, respectively. There were no base salary increases for the remaining NEOs. The current base salary for each NEO from July 1, 2010, through June 30, 2011 is as follows:

2010 Salary for NEOs

	7/1/09 to 6/30/10	7/1/10 to 6/30/11
	Salary	Salary
NEO	($)	($)
Phillips S. Baker, Jr.	445,000	445,000
James A. Sabala	280,000	280,000
Dr. Dean W.A. McDonald	193,000	200,000
Don Poirier	176,000	182,000
David C. Sienko	200,000	200,000
Ronald W. Clayton	235,000	- -

   Annual Incentive Plan (“AIP”). A short-term incentive opportunity is provided through our AIP as the annual incentive component of our executive compensation program. In February or May of each year, the Committee recommends to the Board a company-wide short-term incentive pool that is available for payment to employees and is based on Company performance during the year. If the Company performance is as expected, then the target incentive is expected to be paid.

    Performance Measures and Weights. Each year, the Committee determines the company-wide goals for the AIP, based on its assessment of our most critical objectives for the upcoming year. For 2010, our Company performance was measured based on production and costs as well as a number of additional qualitative goals that can be grouped into broad categories such as operations goals; expanding exploration; department goals; legal issues resolution; transition and succession planning issues; and personnel and corporate development initiatives. The Committee also considers safety performance, environmental performance and share price performance, as performance measures when considering awards to be approved.

    In addition to Company measures, specific individual objectives can be developed for each NEO. If developed, the specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the objectives are subjective by nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

    Because the CEO has a broad role with ultimate accountability for Hecla’s performance, 100% of his target AIP award is based on Company performance. Because the other NEOs also have a significant - but comparatively more limited - influence on the overall performance of Hecla, 60% of their target AIP award is based on Company performance with the remaining 40% based on individual NEO performance. The Committee may vary the percentages allocated to the Company and individual components from year to year.

    Performance Target Setting. Our management develops proposed targets for each Company performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, market expectations and strategic objectives. The Committee reviews the targets and adjusts them, as it deems appropriate, prior to recommending approval to the Board. The Committee believes that linking bonus awards to pre-established goals creates a performance-based compensation strategy consistent with shareholder interests. The Committee also believes that incentive compensation targets should be established to drive real and sustainable improvements in operating performance. At the same time, targets should not be set so high that achievement of them would not be possible.

    Target Opportunities. Each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact Hecla’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the Committee’s assessment of our actual performance and the individual NEO’s goals. Having an award maximum cap reduces the likelihood of windfalls to executives and encourages financial discipline. It is also competitive with typical comparator group practice.

    For 2010, target AIP award opportunities for the NEOs were as follows (same as for 2009):

Target Annual Incentive
NEO	(% of base salary)
Phillips S. Baker, Jr.	100%
James A. Sabala	60%
Dr. Dean W.A. McDonald	55%
Don Poirier	55%
David C. Sienko	55%
Ronald W. Clayton1	60%
____________________

1.	Mr. Clayton resigned from the Company on March 31, 2010, and therefore did not receive an AIP award for 2010.

    Earned Awards. Following the end of the year, the Committee reviews the Company’s actual performance and determines the extent of achievement based on actual results. However, the Committee does not assign specific weights to any of the measures, nor does the Committee make use of pre-established threshold-to-target and target-to-maximum performance ranges for each measure. Rather, instead of employing strict quantitative formulas, the Committee reviews performance and exercises its qualitative judgment in assessing overall Company performance compared to target. From this review the Committee determines the bonus pool available for award.

    In addition, following the end of the year, the CEO and our management review the performance of the NEOs on their individual goals and determine the level of achievement compared to target for each NEO. Most of the individual goals are subjective by nature, which require the exercise of discretion and judgment to assess performance attainment. The Committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs.

    2010 AIP – Analysis and Decision. In February 2010, the Committee approved the AIP goals for 2010, which included creating financial flexibility, operating improvements, growth, develop plans to extend mine life from existing infrastructure, and being active with our investors. The Committee approved these goals because they are key strategic objectives. The AIP goals for 2010 also included targets for production, total cash cost per ounce, providing safe operations, reduction in capital and general and administrative expenditures. The Committee approved these goals because they are key operational metrics for the Company and are among metrics which our CEO periodically reports to the investment community. They provide insight to Hecla’s ability to generate cash as well as continued growth for the Company.

    We establish targets to improve year-over-year performance, which becomes more difficult over time as new performance levels are achieved in the prior year. 2010 targets were established to improve performance over 2009 actual performance.

    Given the results of the Company’s cash on hand and production records for 2010, the Committee assessed overall Company performance at 150% of target based on the above-described criteria, which established a short-term incentive pool that was available to pay annual incentives to employees.

    Set forth in the table below are each NEOs: (i) calendar year-end 2010 base salary; (ii) percentage of base salary; (iii) target opportunity under the AIP; and (iv) lump sum payment made to such individual under the structure described above.

	Fiscal Year-
	End 2010	AIP Target1	AIP	2010
	Base Salary	(% of base	Target	AIP Payout2
NEO	($)	salary)	($)	($)
Phillips S. Baker, Jr.	445,000	100	445,000	667,500
James A. Sabala	280,000	60	168,000	268,000
Dr. Dean W.A. McDonald	200,000	55	110,000	178,000
Don Poirier	182,000	55	100,100	140,000
David C. Sienko	200,000	55	110,000	160,000
Ronald W. Clayton	58,750	60	- -	- -
____________________

1.
100% of the CEO’s target AIP award is based on Company performance. For Mr. Sabala, 60% of his target AIP award is based on Company performance and 40% is based on individual performance, and for Messrs. McDonald, Poirier and Sienko, 55% of their target AIP award is based on Company performance and 45% is based on individual performance. Mr. Clayton resigned from the Company in March 2010, and therefore was not awarded an AIP.

2.	The amount reported in this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 49 under “Non-Equity Incentive Plan Compensation”.

    Past AIP Awards. To demonstrate the volatility of payouts under our AIP, the table below shows AIP awards for the past eight years, listed by position.

					Vice	Vice
		Vice	Vice	Vice	President –	President
	President	President	President –	President –	Corporate	& General
	& CEO	& CFO	Operations	Exploration	Development	Counsel
Year	($)	($)	($)	($)	($)	($)
2003	214,500	57,240	63,960	- -	71,280	- -
2004	102,000	32,000	41,000	- -	44,000	- -
2005	117,000	69,800	59,200	- -	56,100	- -
2006	240,000	73,000	100,000	30,000	111,000	109,000
2007	308,000	83,400	122,600	95,600	87,800	122,600
2008	- -	85,000	- -	- -	- -	- -
2009	845,500	336,000	231,240	195,316	168,432	- -
2010	667,500	268,000	- -	178,000	140,000	160,000

   Long-term Incentive Plan (“LTIP”). We use a long-term incentive plan that focuses executives on meeting three-year goals. The primary objective of our LTIP is to focus the NEOs on long-term corporate performance. The LTIP is also for attracting and retaining executives in Hecla’s highly competitive talent market. The Committee determines the terms and conditions of long-term incentive goals taking into account both mining and general industry market practices and the objectives of the LTIP, such as resource additions and cash flow generation.

    Performance Measures and Weights. Under the LTIP, a new performance period begins each calendar year and runs for three years. The three-year performance period recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. Starting a new plan period each year also provides the Committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle. Performance units are assigned to each NEO at the beginning of each three-year period, and provide the basis for the amount of awards made to each NEO under the LTIP. Performance units are designed to incentivize management to deliver long-term value. Performance units reinforce Hecla’s business strategy by clearly establishing our key performance elements (e.g., cash flow generation and resource growth) and the associated long-term performance objectives that must be met for us to be successful and ultimately create value for shareholders.

    Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $200 depending on our performance compared to the goals approved by the Committee. Performance units are paid out as soon as practicable after the end of each performance period, upon the approval of payouts by the Committee. At the discretion of the Committee, the payouts may be in the form of cash, common stock, restricted stock units, or a combination of these forms.

    Award Opportunities. As noted above, the Committee recommends annual grants of long-term incentives to the NEOs in the form of performance units. The Committee does not explicitly take into account dollar amounts of realized or realizable compensation from prior long-term incentive awards when determining annual grant levels of performance units.

    Earned Awards. The measures, performance attainment and payout for each plan period since the plan was adopted, were as follows:

	Percentage of	Percentage of
	Resource	Cash Flow met	Total Payout per Unit
LTIP Plan Period	Growth met (%)	(%)	($)
2003-2005	0.00	0.00	- -
2004-2006	107.00	0.00	103.00
2005-2007	85.00	0.00	47.85
2006-2008*	537.00	72.00	161.42
2007-2009*	443.00	102.00	177.75
2008-2010	100.23	65.00	83.25
____________________

       *       Includes the acquisition of the remaining 70% in our Greens Creek mine.

    2008-2010 LTIP – Analysis and Decision. The specific 2008-2010 LTIP goals were approved by the Committee in February 2008 and were adjusted to not give the benefit from the Greens Creek acquisition that occurred in April 2008. The goals were to add to the resource base and generate a defined amount of cash contribution based on fixed silver and gold prices. The resource growth target was 207.7 million equivalent silver ounces. The target for cash contribution generation was $503 million. For this calculation, gold and silver prices were fixed in a range of $600 to $750 per ounce and $10 to $13.50 per ounce, respectively, for the 2008-2010 period. The Committee felt that setting these goals for the three-year period would incentivize management to focus on production and cost reduction.

    In February 2008, the Committee approved the following performance measures and weights for the 2008-2010 LTIP:

Performance Measure	Weight
Resource Growth	75%
Cash Contribution	25%

    The following table summarizes the performance unit valuation ranges for resource growth and cash contribution for the 2008-2010 plan period:

2008-2010 Performance Unit Valuation

Cash Contribution		Resource Growth
% of Target	Unit Value	% of Target	Unit Value
150%	$50.00	150%	$225.00
145%	$50.00	145%	$210.00
140%	$50.00	140%	$195.00
135%	$50.00	135%	$180.00
130%	$50.00	130%	$165.00
125%	$50.00	125%	$150.00
120%	$50.00	120%	$135.00
115%	$50.00	115%	$120.00
110%	$42.50	110%	$105.00
105%	$32.50	105%	$90.00
100%	$25.00	100%	$75.00
95%	$22.50	95%	$71.25
90%	$20.00	90%	$67.50
85%	$17.50	85%	$63.75
80%	$15.00	80%	$60.00
75%	$12.50	75%	$56.25
70%	$10.00	70%	$52.50
65%	$7.50	65%	$48.75
60%	$0.00	60%	$45.00
		55%	$41.25
		50%	$37.50
		45%	$33.75
		40%	$30.00
		35%	$26.25
		30%	$22.50
		25%	$18.75
		20%	$15.00
		15%	$11.25
		10%	$7.50
		5%	$3.75
		0%	$0.00

    Resource growth and cash contribution performance are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $75 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $25 per performance unit, regardless of the resource growth performance versus target.

    During this three-year period, the resource growth was achieved by adding 208.1 million equivalent silver ounces, which is 100.23% of target and paid out at $75.75 per unit (see the performance unit chart above). Cash contribution was achieved at only 65% of target and paid out at $7.50 per unit. The total 2008-2010 LTIP payout was $83.25 per unit. The following chart shows the number of performance units awarded in February 2008 to each NEO, the unit value achieved, and the amount of cash received (number of units x $83.25 = cash received).

	2008-2010
	Performance		Amount of
	Units	Unit Value	Cash Received1
Name	(#)	($)	($)
Phillips S. Baker, Jr.	5,600	83.25	466,200
James A. Sabala	1,435	83.25	119,464
Dr. Dean W.A. McDonald	1,300	83.25	108,225
Don Poirier	1,200	83.25	99,900
David C. Sienko2	397	83.25	33,050
Ronald W. Clayton3	1,750	83.25	- -
____________________

1.	The amount reported in this column was paid in cash to the NEO and is reported in the Summary Compensation Table on page 49 under “Non-Equity Incentive Plan Compensation.”

2.	Mr. Sienko became employed with the Company on January 29, 2010. His 2008-2010 performance units were prorated.

3.	Mr. Clayton resigned from his position as Senior Vice President – Operations, effective March 31, 2010, and did not receive any payout under the 2008-2010 LTIP.

   Equity. We currently use two forms of equity for long-term incentive compensation: stock options and restricted stock units. As with the overall total compensation mix, the Committee does not have a formal policy for allocating long-term incentive grant values between equity and cash or between the two forms of equity. The Committee periodically makes a judgment considering market conditions, Company plans and other factors to determine the division of the equity component between a performance focus (via stock options) and retention objectives (via restricted stock units).

    Stock Options. For 2010, stock options were granted under our 1995 Stock Incentive Plan. They were issued with an exercise price based on the mean of the highest and lowest share prices of our common stock on the NYSE on the date of grant. Options granted in 2010 vested immediately upon grant and were granted with an expiration date of five years after the date of grant (or earlier in the case of termination of employment, retirement, death or disability). Granting options aligns the NEOs with shareholders by ensuring that the NEOs will realize value from the options only if Hecla’s stock price increases. We believe that the methodology used in our plan, the mean of the highest and lowest share prices of our common stock on the grant date, is more representative of the fair value on the grant date than the closing market price. This methodology has been used by us since 1995. We grant stock options to a level of employees that balances the cost of the option with the option’s value. In 2010, we granted stock options to all NEOs and operations managers.

    The right to grant stock options under the 1995 Stock Incentive Plan expired in May 2010. Stock options that were granted under this plan in 2010 were granted before its expiration date. All outstanding stock options granted under this plan are still exercisable until their expiration date.

    In June 2010, our shareholders approved the 2010 Stock Incentive Plan. Stock options granted under this plan will be issued with an exercise price based on the fair market closing sales price of our common stock on the NYSE on the date of grant.

     Restricted Stock Units. Restricted stock units (“RSUs”) are typically granted to the NEOs under the Key Employee Deferred Compensation Plan, but up until May 5, 2010, could also be granted in accordance with the 1995 Stock Incentive Plan. With the expiration of the 1995 Stock Incentive Plan, RSUs may now be awarded under the 2010 Stock Incentive Plan. RSUs are used for retention purposes and to provide alignment with shareholders via share ownership. RSUs also balance the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (e.g., a drop in the prices of gold and silver). For RSUs granted in 2010, the Committee included a one-year service-vesting requirement in order to balance incentive and retention needs. Holders of RSUs issued under the Key Employee Deferred Compensation Plan or 1995 Stock Incentive Plan do not receive dividends or exercise voting rights on their RSUs until they vest and are released from restriction. In 2010, we granted RSUs to approximately 73 employees, including all NEOs, under the 1995 Stock Incentive Plan.

     Guidelines and Timing of Equity Awards. We have no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to executive officers are approved by the Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of our expired 1995 Stock Incentive Plan, the fair market value is the mean of the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant. Under the terms of our current 2010 Stock Incentive Plan, the fair market value is the closing stock price of our common stock on the NYSE on the date of grant. In addition, the Committee typically recommends to the Board awards of stock options and RSUs to NEOs in the first half of the year.

     Securities Trading Policy. Executive officers are not allowed to trade in Hecla securities three weeks before through two days after the release of any Form 10-Q or Form 10-K, or at any other time during the year when material non-public information is known by the executive officer and as instructed by our Vice President and General Counsel. In addition, executive officers are not permitted to hedge any of our securities.

     Stock Ownership Policy. The Committee believes that the elements of compensation for NEOs discussed above provide for an appropriate level of correlation with shareholder interests and therefore the Committee does not require NEOs or other senior executives to own specified amounts of our common stock.

Other

     Nonqualified Deferred Compensation Plan. Hecla maintains the Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their annual and long-term performance-based or bonus compensation. Participants may elect to have these amounts valued based upon our common stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by us when deferral amounts are valued based upon our common stock. This feature promotes alignment of the participants with our shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may receive distributions from their deferred compensation balances only upon separation from service with us or according to a fixed date or schedule selected by the participants. The amounts deferred are unfunded and unsecured obligations of Hecla, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Additional details about the KEDCP are described in the narrative accompanying the “Nonqualified Deferred Compensation for 2010” table on page 55.

     Benefits. We provide our employees with a benefits package that is designed to attract and retain the talent needed to manage Hecla. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by Hecla), health and dental coverage, various company-paid insurance plans, paid time off including vacations and holidays. All Canadian salaried employees including NEOs are eligible to participate in a similar benefits package, including extended health care, dental coverage, various company-paid insurance plans, paid time off including vacations and holidays, and Company funding for each employee’s individual Registered Retirement Savings Plan contributions. NEOs are eligible to receive certain additional benefits, as described below. The Committee intends the type and value of such benefits offered to be competitive with general market practices.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive a monthly benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the Pension Benefits table that is included in this Proxy Statement. Under Hecla’s unfunded Supplemental Excess Retirement Plan (the “SERP”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, and the reduction of benefits, if any, due to a deferral of salary made under our KEDCP, will be paid out of our general funds to any employee who may be adversely affected. The Retirement Plan and SERP define earnings for purposes of the plans to include salary plus bonus, and any other cash incentives.

     Personal Benefits. We do not provide Company-paid cars, country club memberships, or other similar perquisites to our executives. The only personal benefit provided by Hecla is a relocation benefit, which is offered as needed to meet specific recruitment needs. In 2010, Mr. Sienko received assistance with relocation expenses, including travel, shipping household goods, and temporary housing. For more information see footnote 10 to the “Summary Compensation Table” on page 49.

Clawback Policy

     As required by the provisions of the Dodd-Frank Act, the Company plans to adopt a policy to recover incentive-based compensation from our executive officers in the event of an accounting restatement due to material noncompliance with financial reporting requirements. The SEC will be issuing rules implementing these provisions of the Dodd-Frank Act and, therefore, the Company believes it is prudent to wait to adopt a clawback policy until the SEC issues these rules to ensure the policy we adopt complies with the SEC’s rules.

Hedging Policy

     Our insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Securities Act of 1934) and certain other employees designated as insiders from engaging in any hedging, including trading in publicly traded options, puts, calls, or other derivative instruments related to Hecla stock or debt.

Employment Agreements

     Hecla has an employment agreement with each of its NEOs that contains provisions regarding the results of a change-in-control of the Company in certain circumstances. The Committee believes that these agreements are important for a number of reasons, including providing reasonable compensation opportunities in the unique circumstances of a change-in-control that are not provided by our other compensation program. The Committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave Hecla before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of our shareholders should a change-in-control in fact take place. They do this by providing executives with the necessary job stability and financial security during a change-in-control transaction and the subsequent period of uncertainty to help them stay focused on managing Hecla rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change-in-control provisions are an essential component of the executive compensation program and are necessary to attract and retain senior talent in this highly competitive market.

     The change-in-control provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve our interests in retaining these key executives, are consistent with market and industry practice, and are reasonable.

     Under the terms of our equity-based compensation plans and our employment agreements, the CEO and the other NEOs are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change-in-control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled “Employment Agreements, Change-in-Control and Termination” on page 56.

     The termination of employment provisions of the employment agreements were entered into in order to address competitive concerns when the NEOs were recruited, by providing these individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Tax and Accounting Considerations

     Our compensation programs are affected by each of the following:

     Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of FASB ASC Topic 718. We also take into consideration other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) provides that compensation in excess of $1 million paid to the CEO or to any of the other NEOs of a public company will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Code Section 162(m). We attempt to structure our compensation programs such that compensation paid will be tax deductible by us whenever that is consistent with our compensation philosophy. The deductibility of some types of compensation payments, however, can depend upon the timing of an executive’s vesting or exercise of previously granted rights; interpretations of, and changes in, applicable tax laws and regulations; and other factors beyond our control.

     Our primary objective in designing and administering our compensation policies is to support and encourage the achievement of our strategic goals and to enhance long-term shareholder value. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that will be fully deductible under Code Section 162(m). The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, as determined by the Committee to be consistent with our compensation policies and in the best interests of the Company and our shareholders.

     In 2010, Mr. Baker, our President and Chief Executive Officer, earned amounts in excess of $1 million, therefore a portion of his total compensation is not deductible by Hecla.

     Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer or director receives “deferred compensation” that does not satisfy the requirements of Section 409A. We believe that we have designed and operated any plans to appropriately comply with Section 409A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Committee Report.” There are no members of the Compensation Committee who were officers or employees of Hecla or any of our subsidiaries during the fiscal year, formerly were officers of Hecla or any of our subsidiaries, or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the SEC or the NYSE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We review all relationships and transactions with related persons to determine whether such persons have a direct or indirect material interest. Transactions with related persons are those that involve our directors, executive officers, director nominees, greater than 5% shareholders, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by us are transactions that involve amounts that would exceed $120,000 (the current threshold required to be disclosed in the Proxy Statement under SEC regulations and certain other similar transactions). Pursuant to our Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Corporate Governance and Directors’ Nominating Committee. We evaluate these reports along with responses to our annual director and officer questionnaires for any indication of possible related party transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. If a transaction is deemed by us to be a related party transaction, the information regarding the transaction is discussed with the Board. As required under the SEC rules, transactions that are determined to be directly or indirectly material to Hecla or a related party are disclosed in our Proxy Statement.

     The only related party transactions to be disclosed are discussed below under “Charitable Contributions by the Company”.

CHARITABLE CONTRIBUTIONS BY HECLA

     In December 2007, upon Board approval, we created the Hecla Charitable Foundation (the “Foundation”). We intend from time to time to make charitable contributions to the Foundation, which in turn will provide grants to other charitable organizations for charitable and educational purposes. Phillips S. Baker, Jr., serves as the president and as a director of the Foundation. James A. Sabala serves as vice president and as Chairman, and Dr. Dean W.A. McDonald serves as a director of the Foundation. In December 2007, our Board committed to make a contribution of 550,000 shares of our common stock to the Foundation. While these shares were transferred to the Foundation in January 2008, for federal tax purposes, the contribution was deemed to have been made in 2007. The value of the 550,000 shares received in January 2008 was $5,142,500, which was determined by using the closing price of our common stock on the NYSE on December 31, 2007 ($9.35). In 2010, the Foundation was required to fund the amount of $166,071 for distributions. In 2010, the Foundation sold 15,100 shares for a total of $80,634 to fund the Foundation account. The Foundation sold an additional 184,900 shares for $1,661,074 in October 2010. These additional funds were used to diversify the Foundation’s portfolio and to invest the funds for the Foundation. The Company gave an additional $1,500,000 to the Foundation during 2010, which was put into an investment account for the Foundation. The Foundation currently holds 270,140 shares as of December 31, 2010. The value of those shares based on the closing price of our common stock on the NYSE on December 31, 2010 ($11.26), was $3,041,776.

     Other than the contribution to the Foundation which was authorized in 2010, we have not made any contributions to any charitable organization in which a director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Hecla’s management and its external compensation consultant. Based on its review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and in Hecla’s Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted by
The Compensation Committee of the
Board of Directors

George R. Nethercutt, Jr., Chairman
Ted Crumley
Terry V. Rogers
Dr. Anthony P. Taylor

COMPENSATION TABLES

Compensation for 2010

     The following compensation tables provide information regarding the compensation of our CEO, CFO, three other executive officers who were the most highly compensated in the calendar year ended December 31, 2010, and one former executive officer.

     We account for equity-based awards in accordance with the requirements of FASB ASC Topic 718, by which we recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date. The compensation expense for stock options, restricted stock and restricted stock units is recognized over the vesting period.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
							Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary1	Bonus2	Awards3	Awards3	Compensation4	Earnings5	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)
Phillips S. Baker, Jr.	2010	445,000	- -	436,220	441,744	1,133,700	445,799	12,792	6	2,915,255
President and Chief	2009	445,000	- -	455,263	450,000	1,840,900	200,054	12,792		3,404,009
Executive Officer	2008	426,250	- -	452,510	454,954	640,837	135,610	3,450		2,113,611
James A. Sabala	2010	280,000	- -	145,408	147,249	387,464	77,398	15,917	6	1,053,436
Senior Vice President	2009	280,000	- -	151,756	150,000	516,416	35,936	14,700		1,148,808
and CFO	2008	214,308	- -	100,261	190,668	155,702	11,980	- -		672,918
Dr. Dean W. A. McDonald8	2010	196,500	- -	121,171	122,705	286,225	86,366	14,759	7	827,726
Vice President - Exploration	2009	193,000	- -	126,463	125,000	408,616	36,436	14,701		904,216
	2008	187,583	- -	125,698	127,413	150,605	23,756	5,686		620,741
Don Poirier8	2010	179,000	- -	96,939	98,165	239,900	52,808	14,759	7	681,571
Vice President -	2009	176,000	- -	101,170	65,445	346,182	21,931	13,735		724,463
Corporate Development	2008	169,334	- -	100,557	101,101	96,852	12,754	8,541		489,139
David C. Sienko9	2010	184,103	- -	142,539	137,015	193,050	5,533	29,997	10	692,237
Vice President and	2009	- -	- -	- -	- -	- -	- -	- -		- -
General Counsel	2008	- -	- -	- -	- -	- -	- -	- -		- -
Ronald W. Clayton11	2010	58,750	- -	- -	- -	- -	380,232	32,468	12	471,450
former Senior Vice	2009	235,000	- -	151,756	150,000	542,303	153,392	10,026		1,242,477
President - Operations	2008	226,667	- -	150,840	151,651	213,074	157,355	3,450		903,037
____________________

1.	Salary amounts include both base salary earned and paid in cash during the fiscal year listed.

2.	In accordance with SEC rules, the “Bonus” column will only disclose discretionary cash bonus awards. In each of 2008, 2009 and 2010, there were no discretionary cash bonuses awarded to any NEO for those years.

3.	The amounts shown in the “Stock Awards” column and the “Option Awards” column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing the awards, please see Note 9 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Please see the “Grants of Plan-Based Awards for 2010” table below for more information about the awards granted in 2010.

4.	This column represents the cash performance bonuses awarded and earned by the NEOs in the calendar year indicated for each of the 2008, 2009 and 2010 AIP and the LTIP for the 2006-2008, 2007-2009 and 2008-2010 plan periods as follows:

		AIP Cash				LTIP Cash	Total AIP
		Award	LTIP Plan	LTIP Units	Unit Value	Award	and LTIP
Name	AIP	($)	Period	(#)	($)	($)	($)
Phillips S. Baker, Jr.	2010	667,500	2008-2010	5,600	83.25	466,200	1,133,700
	2009	845,500	2007-2009	5,600	177.75	995,400	1,840,900
	2008	- -	2006-2008	3,970	161.42	640,837	640,837
James A. Sabala	2010	268,000	2008-2010	1,435	83.25	119,464	387,464
	2009	336,000	2007-2009	1,015	177.75	180,416	516,416
	2008	85,000	2006-2008	438	161.42	70,702	155,702
Dr. Dean W.A. McDonald	2010	178,000	2008-2010	1,300	83.25	108,225	286,225
	2009	195,316	2007-2009	1,200	177.75	213,300	408,616
	2008	- -	2006-2008	933	161.42	150,605	150,605
Don Poirier	2010	140,000	2008-2010	1,200	83.25	99,900	239,900
	2009	168,432	2007-2009	1,000	177.75	177,750	346,182
	2008	- -	2006-2008	600	161.42	96,852	96,852
David C. Sienko	2010	160,000	2008-2010	397	83.25	33,050	193,050
	2009	- -	2007-2009	- -	- -	- -	- -
	2008	- -	2006-2008	- -	- -	- -	- -
Ronald W. Clayton	2010	- -	2008-2010	1,750	83.25	- -	- -
	2009	231,240	2007-2009	1,750	177.75	311,063	542,303
	2008	- -	2006-2008	1,320	161.42	213,074	213,074

5.	The amounts reported in this column are changes between December 31, 2009, and December 31, 2010, in the actuarial present value of the accumulated pension benefits.

6.	These amounts are Hecla’s matching contributions made under Hecla’s Capital Accumulation Plan for the NEOs.

7.	These amounts are for retirement contributions made on behalf of Dr. McDonald and Mr. Poirier. Canadian employees are excluded from participation in the Hecla Capital Accumulation Plan. Dr. McDonald and Mr. Poirier are paid in Canadian funds. The amounts reported are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time.

8.	Dr. McDonald and Mr. Poirier receive their compensation in Canadian funds. The amounts report for Dr. McDonald and Mr. Poirier are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time during this time period.

9.	Mr. Sienko was not a NEO in calendar years 2008 or 2009. Accordingly, compensation information for Mr. Sienko is provided only for calendar year 2010.

10.	This amount consists of: (i) $8,250 matching contribution made under Hecla’s Capital Accumulation Plan; (ii) $10,700 for apartment rent; (iii) $10,500 for moving expenses; and (iv) $547 reimbursement for airfare with regard to Mr. Sienko’s relocation to Coeur d’Alene, Idaho.

11.	Mr. Clayton resigned from his position as Senior Vice President - Operations, effective March 31, 2010, and is no longer an “officer” as defined in Rule 16a-1(f) promulgated under Section 16 of the Exchange Act, and did not receive any equity grants in 2010.

12.	This amount consists of: (i) $17,926 in earned vacation pay; and (ii) a $14,542 matching contribution made under Hecla’s Capital Accumulation Plan.

     The following table shows all plan-based awards granted to the NEOs during 2010.

Grants of Plan-Based Awards for 2010

						Other	All Other
						Stock	Option			Grant
						Awards:	Awards:	Exercise	Closing	Date Fair
						Number	Number of	or Base	Market	Value of
		Long-Term	Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
		Performance	Non-Equity Incentive Plan Awards			of Stock	Underlying	Option	Date of	Option
	Grant	Plan Units	Threshold	Target	Maximum	or Units	Options	Awards	Grant	Awards
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr
Stock Options1	5/5/10						137,615	5.52	5.54	441,744
Restricted Stock2	5/5/10					78,740			5.54	436,220
LTIP3		7,500	0	750,000	1,500,000
AIP4			0	445,000	890,000
James A. Sabala
Stock Options1	5/5/10						45,872	5.52	5.54	147,249
Restricted Stock2	5/5/10					26,247			5.54	145,408
LTIP3		2,600	0	260,000	520,000
AIP4			0	168,000	336,000
Dr. Dean W.A. McDonald							38,226	5.52	5.54	122,705
Stock Options1	5/5/10					21,872			5.54	121,171
Restricted Stock2	5/5/10
LTIP3		1,600	0	160,000	320,000
AIP4			0	110,000	220,000
Don Poirier
Stock Options1	5/5/10						30,581	5.52	5.54	98,165
Restricted Stock2	5/5/10					17,498			5.54	96,939
LTIP3		1,600	0	160,000	320,000
AIP4			0	100,100	200,200
David C. Sienko
Stock Options1	5/5/10						30,581	5.52	5.54	98,165
Restricted Stock2	5/5/10					17,498			5.54	96,939
LTIP3		1,300	0	130,000	260,000
AIP4			0	110,000	220,000
Stock Options5	1/29/10						15,000	4.735	4.56	38,850
Restricted Stock5	1/29/10					10,000			4.56	45,600
Ronald W. Clayton6	- -	- -	- -	- -	- -	- -	- -	- -	- -	- -
____________________

1.	Represents the number of stock options granted on May 5, 2010, to the NEOs under the terms of our 1995 Stock Incentive Plan. These options became exercisable on the date of grant. Pursuant to the terms of our 1995 Stock Incentive Plan, the exercise price of each option granted is determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant (i.e., $5.70 + $5.34 = $11.04/2 = $5.52). The grant date fair value of the stock options is computed in accordance with FASB ASC Topic 718, and reflects our accounting expense for these awards. They do not correspond to the actual value that will be recognized by the NEOs. (See footnote 3 to the “Summary Compensation Table” on page 49). For additional information on the valuation assumptions, refer to Note 9 of our financial statements in our Form 10-K for the calendar year ended December 31, 2010, as filed with the SEC.

2.	Represents the number of RSUs granted on May 5, 2010, to the NEOs under the terms of the 1995 Stock Incentive Plan. The restrictions lapse on May 11, 2011, at which time the units are converted into shares of our common stock. The grant date fair value of the RSUs is the number of restricted shares multiplied by the closing price of the Company common stock on the grant date of $5.54.

3.	Represents the potential value of the payout for each NEO under the 2010-2012 LTIP period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” starting on page 27. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $200. As reflected in the “Summary Compensation Table,” awards were paid out for the 2008-2010.

4.	Represents the potential value of the payout for each NEO under the 2010 AIP described on page 38. The total payout to each NEO under the 2010 AIP is described in footnote 4 to the “Summary Compensation Table.”

5.	Mr. Sienko was appointed Vice President and General Counsel on January 29, 2010. As part of his compensation package, he was awarded 15,000 stock options and 10,000 restricted stock units. The 15,000 stock options were awarded with a vesting schedule of 7,500 stock options vesting on August 2, 2010, and the remaining 7,500 stock options vesting on February 1, 2011. The 10,000 restricted stock units were awarded with a vesting schedule of 5,000 restricted stock units vesting on February 1, 2011, and the remaining 5,000 restricted stock units vesting no sooner than February 1, 2012. The exercise price was determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant (January 29, 2010).

6.	Mr. Clayton resigned from his position as Senior Vice President - Operations, effective March 31, 2010, and was not awarded any RSUs or stock options in 2010.

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested RSUs. Each equity grant is shown separately for each NEO. All options are vested, except as noted for Mr. Sienko. The stock option prices shown were determined by using the mean between the highest and lowest reported sales prices of our common stock on the NYSE on the date of grant. The market value of the RSUs is based on the closing market price of our common stock on the NYSE as of December 31, 2010, which was $11.26. For additional information about the option awards and RSUs, see the description of equity incentive compensation in the CD&A on page 43.

Outstanding Equity Awards at Calendar Year-End for 2010

	Option Awards					Stock Awards
	Number of	Number of				Number		Market Value
	Securities	Securities				of Shares		of Shares or
	Underlying	Underlying				or Units of		Units of Stock
	Unexercised	Unexercised	Option			Stock That		That Have Not
	Options	Options	Exercise		Option	Have Not		Vested as of
	(#)	(#)	Price	Option	Expiration	Vested		12/31/10
Name	Exercisable	Unexercisable	($)	Grant Date	Date	(#)		($)
Phillips S. Baker, Jr.	110,000	- -	8.61	5/3/07	5/3/12
	122,616	- -	9.855	5/15/08	5/15/13
	235,602	- -	3.42	5/28/09	5/28/14
	137,615	- -	5.52	5/5/10	5/5/15
						78,740	1	886,612
James A. Sabala	33,000	- -	11.34	3/26/08	3/26/13
	13,624	- -	9.855	5/15/08	5/15/13
	45,872	- -	5.52	5/5/10	5/5/15
						26,247	1	295,541
Dr. Dean W. A. McDonald	26,000	- -	8.61	5/3/07	5/3/12
	34,060	- -	9.855	5/15/08	5/15/13
	65,445	- -	3.42	5/28/09	5/28/14
	38,226	- -	5.52	5/5/10	5/5/15
						21,872	1	246,279
Don Poirier	20,000	- -	9.165	7/9/07	7/9/12
	27,248	- -	9.855	5/15/08	5/15/13
	52,356	- -	3.42	5/28/09	5/28/14
	30,581	- -	5.52	5/5/10	5/5/15
						17,498	1	197,027
David C. Sienko	7,500	7,500	4.735	1/29/10	1/29/15
	30,581		5.52	5/5/10	5/5/15
						17,498	1	197,027
						10,000	2	112,600
Ronald W. Clayton3	- -	- -	- -	- -	- -	- -		- -
____________________

1.	RSU awards made on May 5, 2010. The restrictions lapse on May 11, 2011. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these RSUs.

2.	RSU awards made on January 29, 2010, under the terms of Mr. Sienko’s employment with the Company. 5,000 RSUs vested on February 1, 2011, and the remaining 5,000 RSUs vest no sooner than February 1, 2012.

3.	Mr. Clayton resigned from his position as Senior Vice President - Operations, effective March 31, 2010. Mr. Clayton was not awarded any RSUs and all remaining stock options Mr. Clayton held terminated on June 29, 2010.

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during calendar year 2010 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during calendar year 2010.

Option Exercises and Stock Vested for 2010

	Option Awards			Stock Awards
	Number of Shares		Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise		Exercise	Acquired on Vesting3	on Vesting
Name	(#)		($)	(#)	($)
Phillips S. Baker, Jr.	100,000	1	165,500
	20,310	2	116,072
	146,000		216,328
				131,579	707,895
James A. Sabala	78,534		353,733
				43,860	235,967
Dr. Dean W.A. McDonald	10,000		14,350
				36,550	196,639
Don Poirier	- -		- -	29,240	157,311
David C. Sienko	- -		- -	- -	- -
Ronald W. Clayton	78,534		155,529
____________________

1.
Mr. Baker exercised 100,000 stock options he purchased under the terms of the Key Employee Deferred Compensation Plan in February 2003. The stock options were to expire on February 22, 2010. On February 22, 2010, Mr. Baker exercised the stock options and paid the Company for the exercise price of $3.645, as well as applicable income taxes. Mr. Baker now holds those shares. The value realized on Mr. Baker’s exercise was determined by using $5.30 (the closing stock price on the NYSE on February 22, 2010) minus $3.645 (exercise price) = $1.655 (economic gain) multiplied by the number of shares Mr. Baker acquired upon exercise of the stock options ($5.30 - $3.645 = $1.655 x 100,000 = $165,500)

2.
Mr. Baker exercised 146,000 stock options he received under the terms of the 1995 Stock Incentive Plan in May 2005. The stock options were to expire on May 5, 2010. On May 4, 2010, Mr. Baker exercised the stock options and paid the Company for the exercise price by giving 125,690 shares back to the Company, and keeping the remaining 20,310 shares. The formula for determining the number of shares given to the Company and the remaining shares kept by Mr. Baker was determined by taking the mean between the high and low common stock prices on the NYSE on May 4, 2010 ($5.715), equal to the aggregate exercise price of such stock option (i.e., 146,000 x $4.92 = $718,320 ÷ $5.715 = 125,690 shares to the Company and 20,310 shares to Mr. Baker. The value realized on Mr. Baker’s exercise was determined by using $5.715 multiplied by the number of shares Mr. Baker acquired upon exercise of the stock options ($5.715 x 20,310 = $116,072).

3.
The NEOs were granted these RSUs on May 28, 2009. The RSUs are credited to each NEO’s stock account in the KEDCP. On May 28, 2010, the restrictions lapsed and each NEO received his units in the form of shares of our common stock. The shares were acquired at a price of $5.38, which was the closing sales price of our common stock on the NYSE on May 28, 2010. Mr. Clayton resigned on March 31, 2010, and therefore did not receive the RSUs that vested on May 28, 2010.

    The table below provides information on the nonqualified deferred compensation of the NEOs in 2010.

Nonqualified Deferred Compensation for 2010

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at Last
	Last FYE	Last FYE	Last FYE1	Distributions2	FYE3
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	- -	- -	2,134	- -	66,834
James A. Sabala	- -	- -	- -	- -	- -
Dr. Dean W. A. McDonald4	- -	- -	- -	- -	- -
Don Poirier4	- -	- -	- -	- -	- -
David C. Sienko	- -	- -	- -	- -	- -
Ronald W. Clayton	- -	- -	- -	- -	- -
____________________

1.	Total amount of interest earned on deferred compensation in the NEO’s investment account for calendar year 2010.

2.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years.

3.	The amounts reported in this column are also included in the tables under the section entitled “Employment Agreements, Change-in-Control and Termination” on page 56.

4.	Canadian employees are not eligible to participate in our deferred compensation plan.

    Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the LTIP, AIP and any RSUs granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation value based on our common stock in order to promote alignment of the participants with our common stockholders. It also provides for corporate discretionary allocations of amounts valued by our common stock.

    Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon our common stock and are delivered to the participant in shares of our common stock upon a distributable event.

    As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

    The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with us, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with us due to “disability” which is defined in Section 409A of the Internal Revenue Code; (iii) the

date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change-in-control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

    The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating our assets for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling our promises under the KEDCP are for all purposes to be part of our general assets and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by us that any funds or assets will be sufficient to pay any benefit under the KEDCP.

    Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, discounted stock option units can no longer be purchased.

Employment Agreements, Change-in-Control and Termination

    We have Employment Agreements (collectively, the “Employment Agreements”) with our NEOs (i.e., Messrs. Baker, Sabala, Poirier, Sienko and Dr. McDonald).

    Mr. Clayton’s Employment Agreement terminated upon his resignation from the Company on March 31, 2010.

    The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “change-in-control” of the Company (the date of such change of control is referred to as the “Effective Date”). The term of employment under the Employment Agreements is three years from the Effective Date. The Employment Agreements have a change-in-control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless we give notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a change-in-control is, with certain limitations, deemed to occur if: (i) a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; (iii) consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or (iv) the approval of a plan of dissolution or liquidation.

    The Employment Agreements are intended to ensure among other things that, in the event of a change-in-control, each NEO will continue to focus on adding shareholder value. We seek to accomplish this by assuring that each NEO continues to receive payments and other benefits equivalent to those he was receiving at the time of a change-in-control for the duration of the term of the Employment Agreement. The Employment Agreements also provide that should a NEO’s employment be terminated either (i) by the NEO for good reason, or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from us a lump-sum defined amount generally equivalent to three times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

    The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the three-year employment period under the Employment Agreements. We would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances we will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excess tax were imposed by the Internal Revenue Code.

     The table starting on page 58 reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. That table also shows the amount of compensation payable to each NEO upon voluntary termination; involuntary not for cause termination; for cause termination; termination following a change-in-control; and in the event of disability or death of the NEO. The amounts shown assume that such termination was effective as of December 31, 2010, and thus includes amounts earned through such time, and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Hecla.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEOs may receive: (i) a prorated portion of short-term performance compensation; (ii) any amounts due under matured long-term performance compensation plans; (iii) one month of health and welfare benefits; and (iv) any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEOs could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2010, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEOs would receive a prorated portion of any short-term performance compensation, as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change-in-Control. If a change-in-control occurs as defined in the NEOs’ Employment Agreements, they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional three years. They would also receive three years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

     The Employment Agreements provide for specified payments and other benefits if the NEO’s employment is terminated either (i) by the NEO for good reason, or (ii) by Hecla or its successor other than for cause, death or disability, within the three years following a change-in-control, or prior to a change-incontrol if it can be demonstrated that the termination was related to a potential change-in-control. These payments and benefits include the following:
  all accrued obligations;

  lump-sum payment generally equal to three times the sum of the NEO’s then annual base salary and the NEO’s highest annual incentive payment for the three years prior to the change-in-control;

  lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on (i) the date of actual termination, and (ii) three years later; and

  the continued participation for three years in all of Hecla’s benefits plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).
     In addition, our equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change-in-control. Also, the LTIP will pay out a prorated award based on target performance, regardless of actual performance. These plan provisions enable the executives to recognize the value of their long-term contribution to Hecla and not affect management decisions following termination.

     The Employment Agreements provide that in the event that (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax, and (ii) the value of the “excess parachute payment” exceeds 110% of the safe harbor amount, then we will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the safe harbor amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of Hecla and the NEOs to the “excess parachute payment” rules.

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control		Disability	Death
	on	on	on	on		on	on
Executive Benefits and	12/31/10	12/31/10	12/31/10	12/31/10		12/31/10	12/31/10
Payments Upon Termination	($)	($)	($)	($)		($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	667,500	667,500	- -	2,536,500	1	667,500	667,500
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	436,220		- -	- -
Long-term Performance Compensation	466,200	466,200	466,200	2,986,200	2	1,089,533	1,089,533
Benefits & Perquisites:
Retirement Plans3	1,022,850	1,022,850	1,022,850	2,162,178		2,697,963	1,836,301
Deferred Compensation4	66,834	66,834	66,834	66,834		66,834	66,834
Health and Welfare Benefits5	1,375	1,375	1,375	49,500		1,375	1,375
Disability Income6	- -	- -	- -	- -		1,582,491	- -
Life Insurance Benefits7	- -	- -	- -	11,103		- -	325,000
Change-in-Control Payment	- -	- -	- -	1,335,000		- -	- -
Earned Vacation Pay	34,231	34,231	34,231	34,231		34,231	34,231
Outplacement	- -	- -	- -	20,000		- -	- -
Total	2,258,990	2,258,990	1,591,490	9,637,766		6,139,927	4,020,774
James A. Sabala
Short-term Performance Compensation	268,000	268,000	- -	1,008,000	1	268,000	268,000
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	145,408		- -	- -
Long-term Performance Compensation	119,464	119,464	119,464	541,248	2	322,797	322,797
Benefits & Perquisites:
Retirement Plans3	125,314	125,314	125,314	446,233		214,841	158,877
Deferred Compensation4	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits5	1,375	1,375	1,375	49,500		1,375	1,375
Disability Income6	- -	- -	- -	- -		1,089,895	- -
Life Insurance Benefits7	- -	- -	- -	10,147		- -	280,000
Change-in-Control Payment	- -	- -	- -	840,000		- -	- -
Earned Vacation Pay	16,154	16,154	16,154	16,154		16,154	16,154
Outplacement	- -	- -	- -	20,000		- -	- -
Total	530,307	530,307	262,307	3,076,690		1,913,062	1,047,203

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control		Disability	Death
	on	on	on	on		on	on
Executive Benefits and	12/31/10	12/31/10	12/31/10	12/31/10		12/31/10	12/31/10
Payments Upon Termination	($)	($)	($)	($)		($)	($)
Dr. Dean W.A. McDonald
Short-term Performance Compensation	178,000	178,000	- -	585,948	1	178,000	178,000
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	121,171		- -	- -
Long-term Performance Compensation	108,225	108,225	108,225	639,900	2	248,225	248,225
Benefits & Perquisites:
Retirement Plans3	162,895	162,895	162,895	397,333		333,419	238,089
Deferred Compensation4	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits5	- -	- -	- -	- -		- -	- -
Disability Income6	- -	- -	- -	- -		806,909	- -
Life Insurance Benefits7	- -	- -	- -	5,967		- -	200,000
Change-in-Control Payment	- -	- -	- -	600,000		- -	- -
Earned Vacation Pay	11,538	11,538	11,538	11,538		11,538	11,538
Outplacement	- -	- -	- -	20,000		- -	- -
Total	460,658	460,658	282,658	2,381,857		1,578,091	875,852
Don Poirier
Short-term Performance Compensation	140,000	140,000	- -	505,296	1	140,000	140,000
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	96,939		- -	- -
Long-term Performance Compensation	99,900	99,900	99,900	533,250	2	233,233	233,233
Benefits & Perquisites:
Retirement Plans3	91,493	91,493	91,493	268,452		222,134	153,521
Deferred Compensation4	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits5	440	440	440	15,852		440	440
Disability Income6	- -	- -	- -	- -		911,974	- -
Life Insurance Benefits7	- -	- -	- -	5,695		- -	182,000
Change-in-Control Payment	- -	- -	- -	546,000		- -	- -
Earned Vacation Pay	10,500	10,500	10,500	10,500		10,500	10,500
Outplacement	- -	- -	- -	20,000		- -	- -
Total	342,333	342,333	202,333	2,001,984		1,518,281	719,694
David C. Sienko
Short-term Performance Compensation	160,000	160,000	- -	480,000	1	160,000	160,000
Stock Options	- -	- -	- -	- -		- -	- -
Restricted Stock	- -	- -	- -	142,539		- -	- -
Long-term Performance Compensation	33,050	33,050	33,050	99,150	2	131,784	131,784
Benefits & Perquisites:
Retirement Plans3	5,533	5,533	5,533	28,146		28,815	17,623
Deferred Compensation4	- -	- -	- -	- -		- -	- -
Health and Welfare Benefits5	424	424	424	1,272		424	424
Disability Income6	- -	- -	- -	- -		1,784,144	- -
Life Insurance Benefits7	- -	- -	- -	7,608		- -	20,000
Change-in-Control Payment	- -	- -	- -	600,000		- -	- -
Earned Vacation Pay	11,538	11,538	11,538	11,538		11,538	11,538
Outplacement	- -	- -	- -	20,000		- -	- -
Total	210,545	210,545	50,545	1,390,253		2,116,705	341,369
____________________

1.	Represents three times the highest annual incentive payment paid in the last three years.

2.	Represents three times the highest long-term incentive payment paid in the last three years.

3.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEOs qualify for early or regular retirement on December 31, 2010, under our retirement plan.

4.	Reflects the lump-sum present value held in the NEO’s account under our KEDCP as of December 31, 2010.

5.	Reflects the estimated lump-sum value of all future premiums, which will be paid on behalf of the NEO under our health and welfare benefit plans.

6.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under our disability program.

7.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by us to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

EQUITY COMPENSATION PLAN INFORMATION

     As of December 31, 2010, the Company has three equity incentive compensation plans that have been approved by the shareholders under which shares of the Company’s common stock have been authorized for issuance to directors, officers, employees, and consultants. All outstanding awards relate to our Common Stock.

		Weighted-Average	Number of Securities
	Number of Securities to	Exercise Price	Remaining Available for
	Be Issued Upon Exercise	of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security
Holders:
2010 Stock Incentive Plan	14,663	5.94	19,911,631
1995 Stock Incentive Plan1	1,255,001	6.69	- -
Stock Plan for Nonemployee Directors	- -	N/A	671,061
Key Employee Deferred Compensation Plan	- -	N/A	2,409,447
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	1,269,664	6.68	22,992,139
____________________

1.	The 1995 Stock Incentive Plan expired on May 5, 2010. No additional stock options or restricted stock can be granted under this plan. However all outstanding stock options and restricted stock granted under this plan will continue to be governed by the provisions of the plan.

OTHER BENEFITS

Retirement Plan

     Our officers participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all of our employees, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of our contributions, and related expenses or income, is specifically attributable to our officers. We were not required to make a contribution for 2010. We also have an unfunded Supplemental Excess Retirement Plan adopted in November 1985 (the “SERP”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under our KEDCP and/or our 401(k) Plan will be paid out of our general funds to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $195,000 subject to specified adjustments and is calculated using earnings not in excess of $245,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and SERP define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under our Retirement Plan and the SERP payable upon retirement to a participant who retires in 2010 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2010.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,429	$12,859	$19,288	$25,717	$32,147	$38,576	$45,005
125,000	8,617	17,234	25,851	34,467	43,084	51,701	60,318
150,000	10,804	21,609	32,413	43,217	54,022	64,826	75,630
175,000	12,992	25,984	38,976	51,967	64,959	77,951	90,943
200,000	15,179	30,359	45,538	60,717	75,897	91,076	106,255
225,000	17,367	34,734	52,101	69,467	86,834	104,201	121,568
250,000	19,554	39,109	58,663	78,217	97,772	117,326	136,880
275,000	21,742	43,484	65,226	86,967	108,709	130,451	152,193
300,000	23,929	47,859	71,788	95,717	119,647	143,576	167,505
325,000	26,117	52,234	78,351	104,467	130,584	156,701	182,818
350,000	28,304	56,609	84,913	113,217	141,522	169,826	198,130
375,000	30,492	60,984	91,476	121,967	152,459	182,951	213,443
400,000	32,679	65,359	98,038	130,717	163,397	196,076	228,755
425,000	34,867	69,734	104,601	139,467	174,334	209,201	244,068
450,000	37,054	74,109	111,163	148,217	185,272	222,326	259,380
475,000	39,242	78,484	117,726	156,967	196,209	235,451	274,693
500,000	41,429	82,859	124,288	165,717	207,147	248,576	290,005

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2010, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 9 years; D. McDonald, 4 years; D. Poirier, 3 years; J. Sabala, 2 years; and D. Sienko, 1 year.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the SERP for the NEOs as of December 31, 2010. The terms and conditions for participation in, and payments from these plans are described below under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to our financial statements combined in our Annual Report to shareholders and on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Calendar Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	9	147,273	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		875,577	- -
Dr. Dean W.A. McDonald	Hecla Mining Company
	Retirement Plan	4	79,155	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		83,740	- -
Don Poirier	Hecla Mining Company
	Retirement Plan	3	54,953	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		36,540	- -
James A. Sabala	Hecla Mining Company
	Retirement Plan	2	55,966	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		69,348	- -
David C. Sienko	Hecla Mining Company
	Retirement Plan	1	5,533	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		- -	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	20	439,451	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		527,987	- -

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

     The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Hecla shareholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

     The compensation of our named executive officers is disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, the compensation tables, and the related disclosures contained on pages 27 to 61 of this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders. This compensation philosophy and the program structure approved by the Compensation Committee is central to Hecla’s ability to attract, retain and motivate individuals who can achieve superior financial results. This approach, which has been used consistently over the years, has resulted in Hecla’s ability to attract and retain the executive talent necessary to guide the Company successfully in a competitive environment.

     As described in the Compensation Discussion and Analysis and accompanying compensation tables, our compensation program has been thoughtfully designed to support our long-term business strategies. It is aligned with the competitive market for talent, very sensitive to Company performance and oriented to long-term incentives to maintain and improve the Company’s long-term profitability. We believe the program delivers reasonable pay which is strongly linked to the Company’s performance over time.

     We urge shareholders to read the Compensation Discussion and Analysis, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

     The vote is advisory and therefore not binding on Hecla, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

     We are asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting:

     “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Proxy Statement is hereby APPROVED.”

     The Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers.

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF ADVISORY
VOTES ON EXECUTIVE COMPENSATION

     The Dodd-Frank Act also enables Hecla shareholders to provide an advisory vote on whether a periodic vote to approve executive compensation should occur every year, every two years or every three years. Although this vote is advisory and not binding on the Board or the Company, the Board will take the voting results into consideration when making a determination as to the frequency of the periodic advisory vote on executive compensation.

     The following information is provided for your consideration when evaluating the appropriate frequency for an advisory vote:
  Hecla’s executive compensation program is heavily weighted toward long-term performance and related incentive opportunities, with the potential for actual payment occurring over a multi-year time span. For example, our long-term incentive plan is based on a three-year performance period, and full vesting and pay-out periods under that plan are also three years.

  The design of Hecla’s executive compensation program changes infrequently, to retain alignment of compensation with long-term performance objectives. The current annual incentive plan design has been in operation since 1994, while the long-term incentive plan design has been in operation since 2003. Hecla’s current compensation program is consistent with the longer-term view that the Compensation Committee takes with respect to the most important components of the NEOs’ compensation.

  A longer period between votes would provide greater opportunity for shareholders to evaluate the operation of our executive compensation program, and would facilitate more meaningful dialogue with shareholders regarding our executive compensation practices.

  The Board believes that Hecla’s compensation practices are sound, and embody an appropriate long-term perspective.

  The Board believes that Hecla’s executive compensation program has proven effective in generating enhanced shareholder value.
     Although the Board is not formally recommending to Hecla shareholders how they should vote on this proposal, we believe that a biennial advisory vote on executive compensation reflects an appropriate timeframe for the Compensation Committee and the Board to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to our executive compensation program that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation program for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in many cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the following year’s annual meeting of shareholders.

     The Board is also aware of views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability; however, we have in the past and will in the future continue to be engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, means for our shareholders to communicate with us regarding their views on our executive compensation program. Also because our executive compensation program is designed to operate over the long-term and to enhance long-term performance, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation program.

     The Board acknowledges that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation, and we will carefully review the voting results. Shareholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years or abstain.

Board Recommendation

     The Board acknowledges that there are a number of points of view regarding the relative benefits of biennial and more frequent say-on-pay votes. Accordingly, the Board is not recommending that shareholders support any specific view. The Board will carefully consider and expects to be guided by the alternative that receives the most shareholder support in determining the frequency of future say-on-pay votes. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our compensation program.

PROPOSAL 4 – RATIFICATION OF SELECTION OF BDO USA, LLP,
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2011

     The Audit Committee has selected BDO USA, LLP (“BDO”), to serve as our independent registered public accounting firm for 2011, subject to ratification by our shareholders. BDO has served as our independent registered public accounting firm since 2001.

     Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

     Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, we are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interest of the Company and our shareholders.

     The Board recommends that shareholders vote “FOR” the ratification of BDO USA, LLP, as our independent registered public accounting firm for 2011.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that John H. Bowles, David J. Christensen, Terry V. Rogers and Charles B. Stanley each qualify as an audit committee “financial expert” as defined by SEC rules.3

     The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of our internal auditor and the independent auditor; and (iv) our compliance with laws and regulations, including disclosure controls and procedures.
____________________

3	Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of Generally Accepted Accounting Principles and financial statements; (b) the ability to assess the general application of Generally Accepted Accounting Principles in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

During 2010, the Audit Committee worked with management, our internal auditor and our independent auditor to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints our independent auditor. The Audit Committee met six times in 2010.

     The Audit Committee acts under a written charter as amended and restated effective January 1, 2007. You may obtain a copy of the charter in the “Company” section of http://www.hecla-mining.com under “Corporate Governance”.

Review of the Company’s Audited Financial Statements for the Calendar Year Ended December 31, 2010

     The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. Our independent auditors are engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States, and the effectiveness of our internal control over financial reporting.

     The Audit Committee has reviewed and discussed the audited financial statements, together with the results of management’s assessment of the internal control over financial reporting, with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed with the independent auditors the independent auditor’s independence. The Audit Committee meets with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the calendar year ended December 31, 2010, for filing with the SEC.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for 2011. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for us. However, the Board of Directors feels that it is important for the shareholders to approve the selection of BDO. The Board is asking our shareholders to ratify and approve the selection of BDO as our independent registered public accounting firm for 2011. BDO has served as our independent auditor since 2001. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

Respectfully submitted by
The Audit Committee of the Board of Directors

John H. Bowles, Chairman
David J. Christensen
Terry V. Rogers
Charles B. Stanley

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO for the audit of our annual financial statements for the years ended December 31, 2010, and December 31, 2009, and fees for other services rendered by BDO during those periods.

	2010	2009
Audit Fees	$531,090	$695,030
Audit Related Fees	81,500	96,600
Tax Fees	850	425
All Other Fees	- -	- -
Total	$613,440	$792,055

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and fees related to the registration of securities with the SEC.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as consultation on accounting standards or transactions.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO’s independence, and has determined such services for calendar years 2010 and 2009 were compatible with such independence. All of the fees were pre-approved by the Audit Committee. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X promulgated by the SEC, to the extent that rule was applicable during calendar years 2010 and 2009.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

March 25, 2011

MEETING TO BE HELD AT:

The Grove Hotel
245 S. Capitol Blvd.
Boise, Idaho

DRIVING DIRECTIONS

From 1-84 & Airport, take the Vista/Airport exit. Go north on Vista to Capitol Boulevard, and turn left on Capitol Boulevard after approximately one mile. The hotel is located on the left-hand side of Capitol Boulevard – three blocks south of the Capitol Building, at the corner of Front Street and Capitol Boulevard.

HECLA MINING COMPANY 6500 N. MINERAL DRIVE SUITE 200 COEUR D' ALENE, ID 83815
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		For	Against	Abstain

1a	Phillips S. Baker, Jr.		☐	☐	☐

1b	Dr. Anthony P. Taylor		☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2	Advisory vote on executive compensation.		☐	☐	☐

The Board of Directors does not have a recommendation for voting on the following proposal:		1 year	2 years	3 years	Abstain

3	Advisory vote on frequency of executive compensation vote	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.			For	Against	Abstain

4	To ratify the selection of BDO USA, LLP, as our independent registered public accounting firm for 2011		☐	☐	☐

5	To act upon all other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof.		☐	☐	☐

NOTE: The Proxy must be signed exactly as your name or names appear on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	ANNUAL MEETING OF SHAREHOLDERS MAY 3, 2011

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSALS 2, 4 AND 5.

The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Company's Annual Meeting of Shareholders on May 3, 2011, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Company on the following matters as described in the Board of Directors Proxy Statement for such meeting, a copy of which has been received by the undersigned.